Exhibit 10.1

Execution Version

RESTRUCTURING AND EXCHANGE AGREEMENT

ARTICLE VI	COVENANTS OF THE PARTIES	13
Section 6.1.	Covenants of the Company	13
Section 6.2.	Covenants of YE and the Investors	15
Section 6.3.	Mutual Covenants of the Parties	15
Section 6.4.	Tax Treatment	15
ARTICLE VII	CONDITIONS TO CLOSING	15
Section 7.1.	Each Party’s Conditions to Closing	15

 Exhibits

Exhibit A	Loan Modification Agreement
Exhibit B	Form of Amendment to Certificate of Designation
Exhibit C	Voting Agreement
Exhibit D	Convertible Note Terms
Exhibit E	Form of Board Representation Rights Agreement
Exhibit F	Form of Registration Rights Agreement
Exhibit G	A&R Credit Agreement Terms

Execution Version

RESTRUCTURING AND EXCHANGE AGREEMENT

This RESTRUCTURING AND EXCHANGE AGREEMENT, dated as of September 30, 2019 (this “Agreement”), by and among: Yuma Energy, Inc., a Delaware corporation (the “Company”), Yuma Exploration and Production Company, Inc., a Delaware corporation (“Yuma E&P”), Pyramid Oil LLC, a California limited liability company (“Pyramid”), Davis Petroleum Corp., a Delaware corporation (“Davis”), Red Mountain Capital Partners LLC, a Delaware limited liability company (“Red Mountain”), RMCP PIV DPC, LP, a Delaware limited partnership and an Affiliate of Red Mountain (“DPC PIV”), RMCP PIV DPC II, LP, a Delaware limited partnership and an Affiliate of Red Mountain (“DPC PIV II” and together with Red Mountain and DPC PIV, the “Investors”), YE Investment LLC, a Delaware limited liability company and an Affiliate of Red Mountain (“YE”). Each of the Company, Yuma E&P, Pyramid, Davis, the Investors and YE may hereinafter be referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are used and are not otherwise defined herein have the meanings given to them in Section 1.1.

WHEREAS, on or about September 10, 2019, YE purchased the 2016 Loans from the lenders under the Credit Agreement and the Hedge Obligations from the counterparty thereto;

WHEREAS, the Parties have engaged in arm’s length good faith negotiations regarding the restructuring and exchange transactions set forth in Section 2.1 of this Agreement (collectively, the “Restructuring Transactions”) pursuant to the terms and conditions set forth in this Agreement and the Restructuring Documents, with respect to the capital structure of the Company, including the indebtedness of the Company under the Existing Facility;

WHEREAS, YE and the Company have entered into a loan modification agreement, dated as of the date hereof and attached hereto as Exhibit A (the “Loan Modification Agreement”);

WHEREAS, in accordance with the Restructuring Transactions, the Certificate of Designation will be amended to provide, among other things, for a conversion price of $1.44372 substantially in the form attached as Exhibit B (the “COD Amendment”);

WHEREAS, the Investors and the Company have entered into a voting agreement, dated as of the date hereof, with certain Company stockholders and attached hereto as Exhibit C (the “Voting Agreement”);

WHEREAS, in accordance with the Restructuring Transactions, YE will convert the 2016 Loans and the Hedge Obligations into the Convertible Note under the Credit Agreement (the “Note Exchange”);

WHEREAS, the Convertible Note will be convertible into 10,863,923 shares of Common Stock, subject to adjustment; and

WHEREAS, in accordance with the Restructuring Transactions, the Company and YE will enter into a registration rights agreement substantially in the form attached hereto as Exhibit F (the “Registration Rights Agreement”);

WHEREAS, in accordance with the Restructuring Transactions, the Company and Red Mountain will enter into a board representation rights agreement substantially in the form attached hereto as Exhibit E (the “Board Rights Agreement”);

WHEREAS, the Company and YE will enter into an amended and restated credit agreement consistent with the terms set forth on Exhibit G and in such form as is mutually acceptable to YE and the Company (the “A&R Credit Agreement”);

WHEREAS, in accordance with the Restructuring Transactions, the Company will hold a stockholder meeting to solicit stockholder consent for (i) the COD Amendment, (ii) the issuance of shares of Common Stock upon the conversion of the Convertible Note, and (iii) the issuance of the shares of Common Stock upon conversion of the shares of Series D Preferred Stock; and

WHEREAS, the board of directors of the Company (the “Board”) intends concurrently with the execution of this Agreement to increase the number of directors to four and to nominate an individual mutually agreeable to the Company and Red Mountain to reflect the ownership in the Company held by Red Mountain and its Affiliates.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1.                      Definitions.

As used herein the following terms shall have the meanings specified herein (it being understood that defined terms shall include in the singular number, the plural, and in the plural, the singular):

“2016 Loans” means the outstanding loans and other obligations under the Existing Credit Agreement with an aggregate principal amount of $32,805,517.85.

“A&R Credit Agreement” has the meaning given in the Recitals.

“Acquisition Proposal” shall mean any bona fide inquiry, proposal or offer made by any Person for, in a single transaction or a series of transactions, (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, extraordinary dividend or share repurchase, dissolution, liquidation or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person or group of twenty percent (20%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis or assets of the Company and its Subsidiaries representing twenty percent (20%) or more of the consolidated revenues or net income (including, in each case, securities of the Company’s Subsidiaries) or (iii) the direct or indirect acquisition by any Person or group of twenty percent (20%) or more of the voting power of the outstanding shares of Common Stock, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning shares with twenty percent (20%) or more of the voting power of the outstanding shares of Common Stock.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning given in the Preamble.

“Alternative Acquisition Agreement” has the meaning given in Section 6.1(k)(iii).

“Applicable Law” means all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders and licenses of any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their property or operations.

“Board” has the meaning given in the Recitals.

“Board Rights Agreement” has the meaning given in the Recitals.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks are generally closed for business in the State of New York.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity other than a corporation, partnership or limited liability company, any and all shares, equity interests, equity participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Certificate of Designation” means the Certificate of Designation of the Series D Convertible Preferred Stock of Yuma Energy, Inc. dated October 26, 2016.

“Closing” has the meaning given in Section 2.2.

“Closing Date” has the meaning given in Section 2.2.

“COD Amendment” has the meaning given in the Recitals.

“COD Shares” has the meaning given in Section 3.1(b).

“Common Stock” has the meaning given in Section 3.2(a).

“Company” has the meaning given in the Preamble.

“Company Form 10-Q” has the meaning given in Section 3.5(c).

“Company SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information or materials deemed “furnished” and not “filed” thereunder.

“Company Stockholder Approval” means the affirmative vote of holders of (i) a majority of the outstanding voting stock of the Company constituting a quorum (according to the Company’s bylaws) at the Stockholder Meeting (or at any adjournment or postponement thereof) to approve the issuance of the Resulting Shares and the issuance of the COD Shares, and (ii) a majority of the outstanding voting stock of the Company to approve the COD Amendment.

“Convertible Note” means the convertible note under the Credit Agreement consistent with the terms set forth on Exhibit D and in such form as is mutually agreed between the Company and YE.

“Credit Agreement” means the Existing Credit Agreement, as amended, restated, modified or supplemented from time to time, including as applicable by the A&R Credit Agreement.

“Davis” has the meaning given in the Preamble.

“Definitive Proxy Statement” means the definitive proxy statement incorporating any SEC comments to the Preliminary Proxy Statement.

“Disclosure Schedule” means the disclosure schedule delivered by the Company to the other Parties hereto prior to the execution of this Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“DPC PIV” has the meaning given in the Preamble.

“DPC PIV II” has the meaning given in the Preamble.

“Environmental Laws” means, all Laws related to pollution, the protection of the environment, the presence, Release, threatened Release, generation, recycling, disposal or treatment of Hazardous Substances, protection of human health and safety (to the extent related to the exposure to Hazardous Substances) including, but not limited to, CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j.

“Equity Interest” means any issued, unissued, authorized, or outstanding shares of common stock, preferred stock or other instrument evidencing an ownership interest in the Company, whether or not transferable, together with any warrants, stock options, equity-based awards or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto that existed immediately before the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 26, 2016 (the “Original Credit Agreement”) by and among the Lenders party thereto, YE as Administrative Agent (in such capacity, the “Agent”) and the Company, Yuma E&P, Pyramid and Davis (collectively, the “Borrowers”), as amended or modified by (i) the First Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 19, 2017, (ii) the Second Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 8, 2018, (iii) the Waiver and Third Amendment to Credit Agreement dated as of July 31, 2018, (iv) the Limited Waiver dated as of August 30, 2018, in each case among the Lenders, the Agent and the Borrowers, and (v) and the Successor Agent and Issuing Bank Agreement dated as of September 10, 2019 (the agreements in (i) through (v), the “Default Documents”, and the Original Credit Agreement as so amended or modified by the Default Documents.

“Existing Facility” means the secured loan facility under the Existing Credit Agreement.

“Financial Statements” has the meaning given in Section 3.5(a).

“Forbearance Agreement” means that certain Forbearance Agreement dated September 16, 2019, by and among the Company, Yuma E&P, Pyramid, Davis, The Yuma Companies, Inc., Davis Petroleum Acquisition Corp., and YE.

“GAAP” means those accounting principles in the United States, which are in effect at the time of the preparation of financial statements required to be delivered hereunder.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any agency, body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Substances” means any substance or waste that is listed, defined, designated, classified as, or otherwise determined to be hazardous, extremely hazardous, toxic, radioactive, a pollutant or a contaminant under or pursuant to any Law.

“Hedge Obligations” means the outstanding obligation of $360,588.00 under that certain ISDA Master Agreement, together with its schedules and the Amendment Adopting, Incorporating and Amending the ISDA August 2012 DF Supplement and Amendment Adopting, Incorporating and Amending the ISDA March 2013 DF Supplement, dated October 25, 2016, between Société Générale and Yuma E&P, that was acquired by YE on or about September 10, 2019.

“Indemnified Parties” means (i) the Company’s current directors, officers, managers, employees, attorneys, other professionals, and agents that were employed in such capacity on or after the date of this Agreement and that are entitled to be indemnified by the Company pursuant to the Company’s bylaws, certificates of incorporation, board resolutions, employment contracts, or other agreements and (ii) each of the Investor Indemnified Parties and YE Indemnified Parties.

“Investment Company Act” means the Investment Company Act of 1940 (or any successor provision), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investor Indemnified Parties” means, collectively, the Investors, their Affiliates and their respective directors, officers, managers, partners, members, employees and agents.

“Investors” has the meaning given in the Preamble.

“Knowledge” means, with respect to any matter in question, the knowledge of such matter by any of the individuals listed in Section 1.1 of the Disclosure Schedule.

“Legal Restraints” has the meaning given in Section 7.1(b).

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under Applicable Law, to secure payment of a debt or performance of an obligation.

“Loan Modification Agreement” has the meaning given in the Recitals.

“Losses” has the meaning given in Section 9.1.

“Material Adverse Effect” means any event, change, effect, circumstance or condition that, individually or in the aggregate with other such events, changes, effects, circumstances or conditions, (i) is, or is reasonably likely to be, materially adverse to the business, operations, results of operations, properties, condition (financial or otherwise), assets, liabilities (actual or contingent) or prospects of the Company and its Subsidiaries, taken as a whole or (ii) could reasonably be expected to materially interfere with the consummation of the transactions contemplated hereby. The Parties acknowledge that a materially negative change in the NYSE American listing status of the Common Stock from the listing status as of the date hereof shall be deemed a “Material Adverse Effect.”

“Material Contract” means any agreement which would be deemed a “material contract” within the meaning of Item 601(b)(10) of SEC Regulation S-K.

“Note Exchange” has the meaning given in the Recitals.

“NYSE American” means NYSE American LLC, a national securities exchange registered with the SEC pursuant to Section 6 of the Exchange Act.

“Order” means a judgment, order, writ, injunction, stipulation or decree issued by, or legally binding agreement with, a Governmental Authority.

“Party” has the meaning given in the Preamble.

“Permits” means any permits, approvals or authorizations by, or filings with, a Governmental Authority.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preamble” means the Preamble of this Agreement.

“Preferred Stock” has the meaning given in Section 3.2(a).

“Preliminary Proxy Statement” means the preliminary proxy statement for the Stockholder Meeting.

“Pyramid” has the meaning given in the Preamble.

“Red Mountain” has the meaning given in the Preamble.

“Registration Rights Agreement” has the meaning given in the Recitals.

“Release” means the disposing, discharging, injecting, spilling, leaking, pumping, leaching, dumping, emitting, escaping or emptying into or upon any air, soil, sediment, subsurface strata, surface water or groundwater.

“Released Parties” has the meaning given in Section 10.1(a).

“Releasing Parties” has the meaning given in Section 10.1(a).

“Representatives” has the meaning given in Section 10.1(a).

“Reserve Report” means the report of Netherland, Sewell & Associates, Inc., as of December 31, 2018 and dated January 30, 2019.

“Restricted Period” has the meaning given in Section 6.2.

“Restructuring Documents” means the Loan Modification Agreement, the A&R Credit Agreement, the Board Rights Agreement, the Registration Rights Agreement, the Convertible Note, the COD Amendment, and each other document, certificate or agreement executed, delivered or filed in connection with, contemplated by or necessary to carry out the Restructuring Transactions and any other transactions contemplated by this Agreement.

“Restructuring Transactions” has the meaning given in the Recitals.

“Resulting Shares” means the shares of Common Stock issuable upon the conversion of the Convertible Note.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning given in Section 3.5(f).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Series D Preferred Stock” has the meaning given in Section 3.2(a).

“Stockholder Meeting” means the special meeting of the Company stockholders, during which the Company stockholders will consider the approval of the issuance of the Resulting Shares, the issuance of the COD Shares and the COD Amendment.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture, limited liability company or similar entity of which: (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and (ii) such Person is a controlling general partner or otherwise controls (within the meaning of the last sentence of the definition of “Affiliate” contained herein) such entity.

“Superior Proposal” means a bona fide written Acquisition Proposal (with the percentages set forth in clauses (ii) and (iii) of the definition of such term changed from twenty percent (20%) to fifty percent (50%) and it being understood that any transaction that would constitute an Acquisition Proposal pursuant to clause (ii) or (iii) of the definition thereof cannot constitute a Superior Proposal under clause (i) under the definition thereof unless it also constitutes a Superior Proposal pursuant to clause (ii) or (iii), as applicable, after giving effect to this parenthetical) that the Board has determined in its good faith judgment, is more favorable to the Company’s stockholders than the Restructuring Transactions and the other transactions contemplated hereby, taking into account all of the terms and conditions of such Acquisition Proposal (including the financing, likelihood and timing of consummation thereof) and this Agreement.

“Taxes” means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government, or any subdivision or agency thereof, and, in each instance, such term shall include any interest, penalties or additions to tax attributable to any such Tax or requirement to report information with respect thereto.

“Voting Agreement” has the meaning given in the Recitals.

“YE” has the meaning given in the Preamble.

“YE Indemnified Parties” means, collectively, YE, its Affiliates and their respective directors, officers, managers, partners, members, employees and agents.

“Yuma E&P” has the meaning given in the Preamble.

Section 1.2.                       Computation of Time Periods. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.3.                      Terms Generally; Rules of Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) the words “including” and “includes” shall mean “including without limitation” and “includes without limitation,” as applicable; (iv) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine, and the neuter gender; (v) any reference herein to a contract (including contracts), instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (vi) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (vii) unless otherwise specified, all references herein to “Articles” or “Sections” are references to Articles or Sections hereof or hereto; (viii) the words “herein,” “hereof” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement; and (ix) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof. In the event of any inconsistencies between the terms of this Agreement and any Restructuring Documents, the Restructuring Documents shall govern.

Section 1.4.                      Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

ARTICLE II

RESTRUCTURING TRANSACTIONS

Section 2.1.                      Restructuring Transactions.

(a)            In order to effect the Restructuring Transactions, subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII), the Parties agree to complete (or cause to be completed) the actions as and at the times set forth herein.

(b)            Prior to the date hereof, the following shall have occurred:

(i)           The Board shall have adopted board resolutions, as required under Applicable Law:

(1)           authorizing (x) the execution of this Agreement, (y) the Restructuring Transactions and (z) the listing of the Resulting Shares and the COD Shares on the NYSE American;

(2)           approving and declaring advisable the adoption of the COD Amendment, directing that the adoption of the COD Amendment be submitted to a vote at the Stockholder Meeting and recommending that the Company stockholders adopt the COD Amendment;

(3)           approving and declaring advisable the Note Exchange, directing that the approval of the issuance of the Resulting Shares be submitted to a vote at the Stockholder Meeting and recommending that the Company stockholders approve the issuance of the Resulting Shares;

(4)           approving and declaring advisable issuance of the COD Shares, directing that the approval of the issuance of the COD Shares be submitted to a vote at the Stockholder Meeting and recommending that the Company stockholders approve the issuance of the COD Shares; and

(5)           authorizing the execution by the Company of the Loan Modification Agreement, the Board Rights Agreement, the Convertible Note, the Voting Agreement, the Registration Rights Agreement and the performance of its obligations thereunder; and

(ii)           The Company and YE shall have executed the Loan Modification Agreement; and

(iii)           The Company and the Investors shall have executed the Voting Agreement.

(c)            Promptly after the date hereof and prior to the Closing, the following shall occur:

(i)           The Company shall issue a press release, mutually agreed upon with Red Mountain, announcing the execution of this Agreement and the Restructuring Transactions;

(ii)           The Company shall have submitted all necessary filings and documents with the NYSE American for the listing of the Resulting Shares and the COD Shares on the NYSE American;

(iii)           The Company shall give the NYSE American notice of the record date for the Stockholder Meeting;

(iv)           The Company shall file a Form 8-K, and any other applicable filing, with respect to the execution of this Agreement and the Restructuring Transactions;

(v)           The Company shall file the Preliminary Proxy Statement and the Definitive Proxy Statement with the SEC and shall effect the mailing of the Definitive Proxy Statement to the Company stockholders; and

(vi)           The Company and YE shall in good faith negotiate and enter into the A&R Credit Agreement.

(d)            Immediately prior to the Closing, the Company shall hold the Stockholder Meeting and shall hold a stockholder vote on (i) the issuance of the Resulting Shares, (ii) the issuance of the COD Shares, and (iii) the COD Amendment.

(e)            At the Closing, but only in the event that the Company Stockholder Approval shall have been obtained, the following shall occur:

(i)           The Company shall execute the COD Amendment and file the COD Amendment with the Secretary of State of the State of Delaware;

(ii)           The Company shall issue to YE the Convertible Note, YE shall surrender any promissory notes it holds for the 2016 Loans and forgive the Hedge Obligations;

(iii)           The Company and YE shall enter into the Registration Rights Agreement; and

(iv)           The Company and Red Mountain shall enter into the Board Rights Agreement.

Section 2.2.                      Closing. The closing of the transactions contemplated by Section 2.1(e) shall occur at the offices of Jones & Keller, P.C. at 10:00 a.m. Denver time (the “Closing”) as soon as practicable, and in no event later than the fifth (5th) Business Day, following the satisfaction (or, to the extent permitted under this Agreement, waiver) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, time and date as shall be agreed between the Parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.3.                      Public Announcements. Except as otherwise contemplated hereby, no Party shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the Restructuring Transactions without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), except as may be required by Applicable Law, including applicable SEC requirements, applicable fiduciary duties or by any applicable listing agreement with the NYSE American (in which case such party shall not issue or cause the publication of such press release or other public statement without prior consultation with the other party).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule, which identifies the Section of this Agreement to which such exception relates (provided, however, that any disclosure contained in any section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent on its face to be applicable to such other Section), the Company represents and warrants to each of the other Parties hereto, as of the date hereof and as of the Closing Date, as follows:

Section 3.1.                      Due Organization, Power and Authority.

(a)           The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and the Restructuring Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Restructuring Documents and the consummation of the transactions contemplated hereby and thereby (including the issuance of the Resulting Shares and COD Shares) have been duly authorized by all corporate action on the part of the Company, subject to the Company Stockholder Approval, and except for the Company Stockholder Approval, no further approval or authorization is required on the part of the Company or its stockholders with respect to the transactions contemplated by Section 2.1(e). This Agreement has been duly and validly authorized, executed and delivered by the Company. The Restructuring Documents have been duly and validly authorized by the Company and, when executed and delivered by the Company as contemplated hereby, assuming due authorization, execution and delivery by the other parties thereto, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Upon Company Stockholder Approval, the Company has all the requisite corporate power and authority to issue the Resulting Shares and the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, giving effect to the COD Amendment (the “COD Shares”). The Resulting Shares and the COD Shares (determined without giving effect to the COD Amendment) have been, and following the Company Stockholder Approval the balance of the COD Shares will be, duly and validly authorized and reserved for issuance, by the Company and, when issued, in accordance with the terms of the Convertible Note or the Certificate of Designation (as amended by the COD Amendment), as applicable, will be validly issued, fully paid and non-assessable, and the issuance of the Resulting Shares and the COD Shares will not be subject to any preemptive or similar rights.

(c)            Each Subsidiary of the Company is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

Section 3.2.                      Capitalization.

(a)            As of the date hereof, the Company has duly authorized for issuance 100,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of which 1,551,989 shares are validly issued and outstanding and 26,516 shares of Common Stock are held as treasury stock, 20,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which 7,000,000 shares of Preferred Stock have been designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”), of which 2,149,986 shares are validly issued and outstanding, and does not have any other shares of capital stock outstanding. Except as set forth on Section 3.2(a) of the Disclosure Schedule, there are no outstanding warrants, options, rights of conversion or other rights, agreements, arrangements or commitments giving any Person the right (contingent or otherwise) to acquire any shares of Common Stock or any shares of capital stock or other Equity Interests in the Company or any of its Subsidiaries.

(b)            All the outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, and are fully paid and non-assessable.

(c)            Section 3.2(c) of the Disclosure Schedule correctly states the name of any Person (other than Subsidiaries of the Company) whose equity interests are owned, directly or indirectly, by the Company. Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, any Capital Stock or other equity interest in any Person other than (x) as listed on Section 3.2(c) of the Disclosure Schedule and (y) in the case of the Company, equity interest in the Subsidiaries. Each issued and outstanding share of Capital Stock of each Subsidiary of the Company (i) has been duly authorized and validly issued, is fully paid and non-assessable and was issued free of preemptive rights and (ii) except for any equity interests not owned directly or indirectly by the Company as shown on Section 3.2(c) of the Disclosure Schedule is owned by the Company, directly or through Subsidiaries, free and clear of any Liens except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.3.                      Non-Contravention. Except as set forth in Section 3.3 of the Disclosure Schedule, the issuance of the Resulting Shares upon conversion of the Convertible Note, the issuance of the COD Shares upon conversion of the Series D Preferred Stock, the execution, delivery and performance by the Company of this Agreement and the Restructuring Documents and the consummation of the transactions contemplated hereby and thereby, will not (i) violate any provision of any Applicable Law, (ii) violate any provision of any of the organizational documents of the Company or any of its Subsidiaries (after giving effect to the COD Amendment), (iii) conflict with or result in a breach or violation of, (iv) constitute (with or without notice or lapse of time or both) a default under, (v) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (vi) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vii) result in the creation or imposition of any Lien upon the Company or any of its Subsidiaries or any of their respective assets and properties under, any of the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, except, with respect to clauses (i), (iii), (iv), (v), (vi) and (vii), conflicts, default, violations, terminations or Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.4.                      No Approvals or Consents. Except as specifically contemplated in this Agreement, no consent, approval, authorization or Order of, or filing, notice, registration or qualification with any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the issuance of the Resulting Shares upon completion of the Note Exchange, the issuance of the COD Shares upon conversion of the Series D Preferred Stock, the execution, delivery and performance by the Company of this Agreement and the Restructuring Documents, and the consummation of the transactions contemplated hereby and thereby.

Section 3.5.                      Financial Statements; Internal Controls; Reports.

(a)            The Company has delivered to the Investors (i) complete and correct copies of the audited consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 2018, and the related consolidated statements of operations and consolidated statements of changes in stockholders’ equity and statements of cash flows for the fiscal year then ended, including the notes thereto, certified by independent registered public accountants, and (ii) copies of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2019, and the related unaudited consolidated statements of operations and consolidated statements of changes in stockholders’ equity and statements of cash flows for the six month period then ended (the documents in clauses (i) and (ii) collectively the “Financial Statements”).

(b)            Each of the consolidated balance sheets contained in the Financial Statements fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations and consolidated statements of changes in stockholders’ equity and statements of cash flows included in the Financial Statements fairly presents in all material respects the consolidated results of operations, shareholders’ equity or cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and the absence of note disclosures), in each case in accordance with GAAP applied on a consistent basis during the periods involved, except as noted therein.

(c)            Since the date of the latest financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “Company Form 10-Q”) and except as disclosed therein or as set forth in Section 3.5(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action or Order from any applicable Governmental Authority, (ii) issued or granted any securities (other than pursuant to (x) employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs in existence on the date hereof and described in the Company Form 10-Q or (y) options, warrants or rights outstanding on the date hereof), (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business (other than as described in the Company Form 10-Q (without giving effect to any supplements or amendments thereto after the execution and delivery of this Agreement)), or (v) declared or paid any dividend on its Capital Stock, and, since such date, there has not been any change in the Equity Interests or long-term debt of the Company or any of its Subsidiaries (other than as described in the Company Form 10-Q (without giving effect to any supplements or amendments thereto after the execution and delivery of this Agreement)) or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries, taken as a whole, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)            Except as set forth in Section 3.5(d) of the Disclosure Schedule, the Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as set forth in Section 3.5(d) of the Disclosure Schedule, the Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by Marcum LLP and the audit committee of the Board, there were no material weaknesses in the Company’s internal controls.

(e)            Except as set forth in Section 3.5(e) of the Disclosure Schedule, since the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by Marcum LLP, (i) the Company has not been advised of or become aware of (x) any significant deficiencies in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(f)           Since December 31, 2018 and through the date of this Agreement, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act. As of the date of this Agreement, the reports, statements, schedules or other documents filed by the Company with the SEC pursuant to the Securities Act or Exchange Act (collectively, “SEC reports”) through the date of this Agreement, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and no such SEC Report, when it became effective or was filed with the SEC contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading

Section 3.6.                      No Undisclosed Liabilities. The Company does not have any material liabilities other than (i) liabilities adequately reflected on the financial statements of the Company in the Company Form 10-Q or (ii) incurred since June 30, 2019 in the ordinary course of business consistent with past practice (none of which arise from or are related to a breach of contract, tort, infringement or a violation of law). Except as otherwise disclosed in the Company’s SEC Reports or the Disclosure Schedule, from December 31, 2018 to the date of this Agreement, there has not been any development or event which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.7.                      No Actions or Proceedings. Except as set forth in Section 3.7 of the Disclosure Schedule or the Company Form 10-Q, there are no legal or governmental actions, suits, proceedings, audits, investigations or other reviews pending or, to the Knowledge of the Company, threatened in writing or affecting, the Company, its Subsidiaries or any of their respective assets or properties that could, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the performance by the Company of this Agreement, the Restructuring Documents or on the consummation of any of the transactions contemplated hereby or thereby. No Governmental Authority has notified the Company of an intention to conduct any audit, investigation or other review with respect to the Company that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.8.                      Title to Properties. To the Knowledge of the Company, except for property sold or otherwise disposed of, impaired or abandoned in the ordinary course of business since the dates of the Reserve Report, the Company has good and defensible title to all oil and gas properties forming the basis for the reserves reflected in the Reserve Report as attributable to interests owned or held by the Company free and clear of all Encumbrances, except for Encumbrances set forth in Section 3.8 of the Disclosure Schedule and any other liens, charges, encumbrances, defects or irregularities that do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or ownership of such oil and gas properties. The oil and gas leases and other agreements that provide the Company with operating rights in the oil and gas properties reflected in the Reserve Report are in full force and effect as to the oil and gas properties reflected in the Reserve Report, and the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect. For purposes of this Section 3.8, “good and defensible title” means title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept, acting reasonably.

Section 3.9.                      Taxes. The Company and each of its Subsidiaries have filed all federal, state and local Tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all Taxes due, and no Tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any Knowledge of any Tax deficiencies that have been, or could reasonably be expected to be asserted against the Company or any of its Subsidiaries, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.10.                    [Reserved.]

Section 3.11.                    Labor Matters. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is imminent that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12.                    Private Offering; No Integration.

(a)            It is not necessary in connection with the issuance or delivery of the Resulting Shares or the COD Shares, in the manner contemplated by this Agreement and the Restructuring Documents or the Certificate of Designation (as amended by the COD Amendment) to register the Resulting Shares or the COD Shares under the Securities Act.

(b)            None of the Company or any of its Affiliates nor any Person acting on any of their behalf has, directly or indirectly, offered, issued, sold or solicited any offer to buy any security of a type which would be integrated with the Restructuring Transactions in any manner that would require the Resulting Shares or the COD Shares to be registered under the Securities Act.

Section 3.13.                    Investment Company Act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to the Restructuring Transactions, none of them will be, an “investment company” within the meaning of the Investment Company Act.

Section 3.14.                    Insurance. Section 3.14 of the Disclosure Schedule contains a complete and correct list of material insurance policies maintained by or on behalf of the Company as of the date of this Agreement.

Section 3.15.                    Compliance with Laws; Permits.

(a)           Except as disclosed on Section 3.15(a) of the Disclosure Schedule, to the Knowledge of the Company, the Company has complied in all material respects with all applicable Laws (including Environmental Laws). Except as disclosed on Section 3.15(a) of the Disclosure Schedule, the Company has not received any written notice from any Governmental Authority, which has not been dismissed or otherwise disposed of, that the Company has not so complied. The Company has not been charged or, to the Knowledge of the Company, threatened with, or under investigation with respect to, any material violation of any Applicable Law relating to any aspect of the business of the Company.

(b)           There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(c)           The Company holds all material Permits (including those issued pursuant to Environmental Laws) necessary or required for the conduct of its business as currently conducted. Each of such Permits is in full force and effect and the Company is in material compliance with each such Permit. Except as disclosed on Section 3.15(c) of the Disclosure Schedule, the Company has not received any written notice from any Governmental Authority and no proceeding is pending or, to the Knowledge of the Company, threatened with respect to any alleged failure by the Company to have any Permit.

Section 3.16.                  Material Contracts.

(a)            Section 3.16(a) of the Disclosure Schedule lists the Material Contracts of the Company.

(b)            The Company has made available to the Investors true and complete copies of all Material Contracts. Each Material Contract is in full force and effect and is a valid and binding obligation of the Company or its applicable Subsidiary party thereto and each of the other parties thereto, enforceable in accordance with its terms. Except as set forth in Section 3.16(b) of the Disclosure Schedule, no event, occurrence, condition or act has occurred, is pending or, to the Knowledge of the Company is threatened, which, with the giving of notice, lapse of time, or the happening of any further event, occurrence, condition or act, would constitute a breach or default by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party to (i) any Material Contract listed on Section 3.16(a) of the Disclosure Schedule or (ii) any other Material Contract, under such Material Contract, or give rise to a right of termination, cancellation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under any Material Contract, except where such breach or default or giving rise to such a right with respect to any Material Contract referred to in clause (ii) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)            Except as described in Section 3.16(c) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the Restructuring Transactions and the other transactions contemplated hereby will not (i) result in any material payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, from the Company or one of its Subsidiaries under any employee benefit plan, contract or otherwise, (ii) materially increase any benefits otherwise payable under any employee benefit plan, contract or otherwise or (iii) result in the acceleration of the time of payment, exercise or vesting of any such material benefits.

Section 3.17.            Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Preliminary Proxy Statement or the Definitive Proxy Statement (and any amendment or supplement thereto) will, at the time the Preliminary Proxy Statement or the Definitive Proxy Statement (and any amendment or supplement thereto), as applicable, is filed with the SEC or mailed to the Company stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Preliminary Proxy Statement and the Definitive Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

Section 3.18.             Brokerage Fees. Other than fees payable pursuant to the agreements set forth on Section 3.18 of the Disclosure Schedule, true and correct copies of which have been made available to Red Mountain, neither the Company nor any of its Subsidiaries has paid, or is a party to any contract, agreement or understanding with any Person (other than this Agreement) that could give rise to a valid claim against any of them for, a brokerage commission, finder’s fee or like payment in connection with the Restructuring Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to each of the other Parties hereto as follows:

Section 4.1.                  Due Organization, Power and Authority. Each Investor is validly existing and in good standing under the laws of the state of its organization. Each Investor has full right, power, authority and capacity to enter into this Agreement and the Restructuring Documents to which it is (or will be) a party and to carry out the transactions contemplated thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Restructuring Documents to which it is (or will be) a party. Upon execution and delivery by an Investor of this Agreement and the Restructuring Documents to which it is (or will be) a party and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Restructuring Documents to which it is (or will be) a party will constitute valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.2.                   Investor Status.

(a)            Each Investor acknowledges that it is a sophisticated institutional investor, has knowledge and experience in financial matters and is capable of independently evaluating the merits and risks of investment decisions with respect to the Restructuring Transactions.

(b)            Each Investor acknowledges that (i) it has conducted its own investigation of the Company, (ii) it has had access to, and has had an adequate opportunity to review, (x) all information the Company has filed with and furnished to the SEC, (y) all information set forth in such filings and (z) such financial and other information as it deems necessary to make its decision to engage in the Restructuring Transactions, and (iii) it has been offered the opportunity to ask questions of the Company, and received such answers thereto to its complete satisfaction, as it deemed necessary in connection with the decision to engage in the Restructuring Transactions.

Section 4.3.                   No Approvals or Consents. Except as expressly provided in this Agreement, no consent or approval is required by any other Person or entity in order for an Investor to carry out the Restructuring Transactions contemplated by, and perform the respective obligations under, this Agreement and each of the Restructuring Documents to which it is (or will be) a party.

Section 4.4.                   No Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to any Investor’s knowledge, threatened against or affecting such Investor, or any of its properties or assets which, if adversely determined, in the aggregate, would reasonably be expected to materially and adversely affect the ability of such Investor to consummate any of the transactions contemplated by this Agreement or any Restructuring Document.

Section 4.5.                   Non-Contravention. The entry into and performance of this Agreement by each Investor and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Investor is party, or (iii) result in the violation of any law, rule, regulation or Order (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF YE

YE represents and warrants to each of the other Parties hereto as follows:

Section 5.1.                      Ownership; Due Organization, Power and Authority.

(a)            It is the sole beneficial owner of the 2016 Loans.

(b)            It is validly existing and in good standing under the laws of the state of its organization.

(c)            It has full power and authority to act, to the full extent contemplated by this Agreement and the Restructuring Documents to which it is (or will be) a party and without having to obtain the consent or waiver of any Person (other than such consents or waivers as have been irrevocably obtained), with respect to the 2016 Loans.

(d)            Upon execution and delivery by YE and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Restructuring Documents to which YE is (or will be) a party will constitute valid and binding obligations of YE, enforceable against YE in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.2.                      Investor Status.

(a)            YE acknowledges that it is a sophisticated institutional investor, has knowledge and experience in financial matters and is capable of independently evaluating the merits and risks of investment decisions with respect to the Restructuring Transactions.

(b)            YE acknowledges that (i) it has conducted its own investigation of the Company, (ii) it has had access to, and has had an adequate opportunity to review, (x) all information the Company has filed with and furnished to the SEC, (y) all information set forth in such filings and (z) such financial and other information as it deems necessary to make its decision to engage in the Restructuring Transactions, and (iii) it has been offered the opportunity to ask questions of the Company, and received such answers thereto to its complete satisfaction, as it deemed necessary in connection with the decision to engage in the Restructuring Transactions.

Section 5.3.                      No Approvals or Consents. Except as expressly provided in this Agreement, no consent or approval is required to be obtained by YE from any other Person or entity in order for YE to carry out the Restructuring Transactions contemplated by, and perform the respective obligations under, this Agreement and each of the Restructuring Documents to which it is (or will be) a party.

Section 5.4.                      No Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of YE, threatened against or affecting YE, or any of YE’s properties or assets which, if adversely determined, in the aggregate, would reasonably be expected to materially and adversely affect the ability of YE to consummate any of the transactions contemplated by this Agreement or any Restructuring Document.

Section 5.5.                      Non-Contravention. Assuming the truth and accuracy of the representations and warranties of the Company and of each Investor, as set forth in Article III and Article IV, respectively, the entry into and performance of this Agreement by YE and the consummation by YE of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of YE, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which YE is party, or (iii) result in the violation of any law, rule, regulation or Order (including federal and state securities laws) applicable to YE, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of YE to perform its obligations hereunder.

ARTICLE VI

COVENANTS OF THE PARTIES

Section 6.1.                      Covenants of the Company.

(a)            Business Operations. Except as expressly permitted by this Agreement, during the period beginning on the date of this Agreement and ending on the Closing Date, the Company shall (i) operate its businesses in the ordinary course based on historic practices and the operations contemplated pursuant to the Company’s business plans, taking into account the Restructuring Transactions and the other transactions contemplated hereby, (ii) use commercially reasonable efforts to preserve intact in all material respects the business organization of the Company, (iii) make all commercially reasonable efforts consistent with past practices to keep its physical assets in good working condition, to keep available the services of its current officers and employees and to preserve the Company’s and each of its Subsidiaries’ relationships with lenders, creditors, lessors, lessees, licensors, licensees, officers, employees, contractors, distributors, vendors, clients, customers, suppliers or other Persons having a material business relationship with the Company or any of its Subsidiaries, and (iv) comply with all Applicable Laws and Orders.

(b)            Effectuating Documents; Further Transactions. After the Closing Date, to the extent permitted by this Agreement and the Restructuring Documents, the Company and its officers, directors and members are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Agreement and the Equity Interests to be converted, exchanged or issued, as applicable, pursuant to the Restructuring Transactions on behalf of the Company, without the need for any approvals, authorization, or consents except for those expressly required pursuant to this Agreement.

(c)            Material Adverse Effect. During the period beginning on the date of this Agreement and ending on the Closing Date, the Company shall promptly, but in any event within three (3) Business Days thereafter, give written notice to the Investors and YE after knowing of any development or event which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(d)            Proxy Statement. The Company shall use its reasonable best efforts to cause the Definitive Proxy Statement to be mailed to the Company stockholders as promptly as practicable after the date hereof. If at any time prior to receipt of the Company Stockholder Approval any information relating to the Company, or any of its Affiliates, directors or officers, should be discovered by the Company which is required to be set forth in an amendment or supplement to the Definitive Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company shall promptly notify the Investors and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Company stockholders. The Company shall promptly notify the Investors of the receipt of any and all comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement for additional information. The Company shall respond to any and all comments from the SEC or the staff of the SEC and to any request by the SEC or the staff of the SEC for amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement, as promptly as practicable, and to the extent practicable shall share drafts thereof with the Investors in advance of submitting such responses.

(e)            Stockholder Meeting and Company Stockholder Approval. The Company shall, subject to Applicable Law, the Company’s certificate of incorporation, the Company’s bylaws and the rules of the NYSE American, (i) as promptly as reasonably practicable, establish a record date for, duly call and give notice of the Stockholder Meeting and (ii) as promptly as reasonably practicable convene and hold the Stockholder Meeting and submit  the issuance of the Resulting Shares, the issuance of the COD Shares, and the COD Amendment to its stockholders for approval and adoption, in order to obtain the Company Stockholder Approval. If, prior to the date on which the Stockholder Meeting is scheduled, (x) the Company reasonably believes that it is necessary to postpone or adjourn the Stockholder Meeting to ensure that any required supplement or amendment to the Definitive Proxy Statement is provided to the Company stockholders in advance of the Stockholder Meeting or (y) the Company or the Investors believe the Company will not receive proxies sufficient to obtain the Company Stockholder Approval, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Stockholder Meeting. The Company shall recommend in the Preliminary Proxy Statement and the Definitive Proxy Statement that the Company stockholders vote in favor of the proposals set forth above, and shall use reasonable best efforts to obtain from its stockholders the Company Stockholder Approval.

(f)            Reasonable Best Efforts. The Company shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Restructuring Transactions, including (i) taking of all acts necessary to cause the conditions to the Closing to be satisfied as promptly as practicable, (ii) ensuring that all steps set forth in Section 2.1 occur as promptly as practicable, and (iii) making all filings related to the other Restructuring Transactions with applicable Governmental Authorities as promptly as practicable.

(g)            Access to Information. From the date hereof until the Closing Date, the Company shall, and shall cause its Subsidiaries to: (i) provide to the Investors reasonable access to the directors, officers, employees, properties, facilities, books and records of the Company and its Subsidiaries and (ii) furnish to the Investors information concerning the business, properties, assets, liabilities, Equity Interests and other aspects of the Company and its Subsidiaries as the Investors may reasonably request.

(h)            NYSE American Listing. As promptly as practicable after the date hereof and prior to the Closing Date, the Company shall use its reasonable best efforts to cause the Resulting Shares and the COD Shares to be approved for listing on the NYSE American, subject to official notice of issuance. The Company shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to maintain the listing of the Common Stock on the NYSE American.

(i)            D&O Insurance. The Company shall obtain, at or prior to the Closing, prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Closing for six (6) years from the Closing, covering each existing member of the Board on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement.

(j)           COD Amendment. The Company shall cause the COD Amendment to become effective at the Closing.

(k)           Solicitation by the Company; Company Recommendation.

(i)            Notwithstanding anything to the contrary in this Agreement, at any time and from time to time prior to obtaining the Company Stockholder Approval, the Company and its representatives shall have the right, without any allegation of breach of this Agreement by the Investors or YE, to (x) initiate, solicit and encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, including by making available information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company or its Subsidiaries pursuant to a customary confidentiality agreement and (y) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Persons or group of Persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals; provided that, in each case ((x) and (y)), the Company shall make available to the Investors substantially concurrently with providing to any such other Person (and in any event within 48 hours) any non-public information concerning the Company or its Subsidiaries that was not previously provided to the Investors. No later than two (2) Business Days after receipt of an Acquisition Proposal, the Company shall notify the Investors and YE in writing of the identity of each Person or group of Persons from whom the Company, or its applicable Subsidiary, received a written Acquisition Proposal and provide to the Investors and, upon request, YE (A) a copy of any Acquisition Proposal made in writing and any other written terms or proposals provided to the Company or any of its Subsidiaries and (B) a written summary of the material terms of any Acquisition Proposal not made in writing (including any terms proposed orally or supplementally).

(ii)           The Company shall promptly (and in any event within 48 hours of receipt thereof), notify the Investors both orally and in writing of the receipt of any Acquisition Proposal or any inquiries that would reasonably be expected to result in an Acquisition Proposal, or any negotiations sought to be initiated or resumed with, either the Company, one of its Subsidiaries or any of their respective representatives concerning an Acquisition Proposal, which notice shall include (x) a copy of any Acquisition Proposal (including any financing commitments) made in writing and other written terms or proposals provided to the Company or any of its Subsidiaries and (y) a written summary of the material terms of any Acquisition Proposal not made in writing or any such inquiry or request. The Company shall keep the Investors reasonably informed on a prompt basis (and in any event within 48 hours) of any material developments, material discussions or material negotiations regarding (i) any Acquisition Proposal, inquiry that would reasonably be expected to result in an Acquisition Proposal, or request for non-public information from any third party, or (ii) any Acquisition Proposal that is or would reasonably be expected to lead to a Superior Proposal. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any agreement that would prohibit them from providing such information or the information contemplated by the last sentence of Section 6.1(k)(i) to the Investors and, as applicable, YE.

(iii)           If (x) the Company receives an Acquisition Proposal and complies in all material respects with its disclosure obligations to the Investors under Section 6.1(k)(i) and (y) the Board determines in good faith after consultation with outside counsel that such Acquisition Proposal constitutes a Superior Proposal, the Board may authorize, adopt, or approve such Superior Proposal and cause or permit the Company to enter into an acquisition agreement, merger agreement or similar definitive agreement with respect to such Superior Proposal (an “Alternative Acquisition Agreement”). Any Alternative Acquisition Agreement must (A) provide for the full repayment of all Loans and satisfaction of all Obligations (as such terms are defined in the Existing Credit Agreement) of the Company and its Subsidiaries under the Existing Credit Agreement and the Loan Documents (as such term is defined in the Existing Credit Agreement), including payment of all accrued and unpaid interest, repayment and prepayment premiums and costs and expenses incurred by YE under the Existing Credit Agreement and the Loan Documents, (B) provide for the repurchase at par by the Company of the 2016 Loans, including all accrued and unpaid interest thereon, and (C) provide for transactions that can reasonably be expected to close no later than ninety (90) days following execution thereof.

Section 6.2.                      Covenants of YE and the Investors. For the period commencing as of the date each Party executes this Agreement until the earlier to occur of the termination of this Agreement pursuant to the terms hereof or the Closing Date (such period, the “Restricted Period”), YE shall not sell, transfer or assign any of the 2016 Loans. Except as expressly provided in the preceding sentence, this Agreement shall in no way restrict the right or ability of any Investor to sell, transfer or assign any Equity Interests. During the Restricted Period, YE agrees that it will not foreclose on the 2016 Loans.

Section 6.3.                      Mutual Covenants of the Parties. Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with the terms hereof, each of the Parties, as applicable, agrees to comply with the following covenants:

(a)            Each of the Parties hereby covenants and agrees to support and use commercially reasonable efforts to facilitate consummation of each of the Restructuring Transactions, as may be applicable, pursuant to the terms set forth in this Agreement and the Restructuring Documents, and take all reasonable actions necessary or reasonably requested by the Company or the Investors to facilitate consummation of each of the Restructuring Transactions, as may be applicable, including voting in favor of, or executing written consents approving, any actions necessary to effectuate the foregoing.

(b)            Each of the Parties hereby covenants and agrees not to, in its capacity as a Party, or in any other capacity, in any material respect, object to, delay, impede, or take any other action to interfere with the Restructuring Transactions.

Section 6.4.                      Tax Treatment. The Note Exchange and the COD Amendment shall, to the maximum extent permitted by law, be treated as a tax-deferred recapitalization transaction within the meaning of the Internal Revenue Code of 1986, as amended.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1.                      Each Party’s Conditions to Closing. The respective obligations of each Party to effect the Restructuring Transactions set forth in Section 2.1(e) of this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)            Regulatory Approvals. All governmental and regulatory approvals and consents necessary to effectuate the Restructuring Transactions and any other transactions contemplated hereby under any Applicable Law shall have been obtained.

(b)            No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) which has the effect of preventing the consummation of the Restructuring Transactions and the other transactions contemplated in this Agreement or in the Restructuring Documents shall be in effect.

(c)            Restructuring Documents and Consents. All Restructuring Documents shall have been (i) tendered for delivery, (ii) effected or executed and (iii) to the extent required, filed and accepted with the applicable Governmental Authority in accordance with Applicable Laws. All conditions precedent to the Restructuring Documents shall have been satisfied or waived pursuant to the terms of the Restructuring Documents. All actions necessary to implement the Restructuring Transactions shall have been taken by the required Parties in accordance with Applicable Laws.

Section 7.2.                      Company’s Conditions to Closing. The obligations of the Company to effect the Restructuring Transactions set forth in Section 2.1(e) of this Agreement are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)            Representations and Warranties. The representations and warranties of the Parties (other than the Company) contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the other Parties contained herein that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made as of such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b)            Performance of Obligations. Each of the Parties (other than the Company) shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)            Waiver of Conditions. The Company may waive any of the conditions to the Closing set forth above in this Section 7.2 at any time; provided, that in the event that any such waiver has the effect of adversely impacting the rights of YE under Article IX, Article X or Section 6.1(c), the prior consent of YE shall be required. The failure of YE to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

Section 7.3.                      Investors’ Conditions to Closing.

(a)            General. Each Investor’s obligation hereunder to consummate the Restructuring Transactions set forth in Section 2.1(e) of this Agreement is subject to the satisfaction or express waiver by it prior to or at the Closing of each of the conditions specified below in this Section 7.3.

(b)            Representations and Warranties of the Company. Each of the representations and warranties of the Company that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, on and as of the Closing Date as if made as of such date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(c)            Performance by the Company; No Default under Other Agreements. The Company and each of its Subsidiaries shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the Restructuring Documents required to be performed or complied with by them prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each Investor) and after giving effect to the Restructuring Transactions, no default or event of default shall have occurred and be continuing under this Agreement or any of the Restructuring Documents.

(d)            Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect.

(e)            Representations and Warranties of YE. Each of the representations and warranties of the YE in this Agreement and in each of the Restructuring Documents shall be true and correct in all material respects, in each case, on and as of the Closing Date as if made as of such date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(f)            Performance by YE. YE shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the Restructuring Documents required to be performed or complied with by YE prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each Investor).

(g)            Closing Certificate. The Company shall have furnished a certificate, addressed to each Investor, signed by the interim chief executive officer and the chief restructuring officer of the Company, to the effect that the closing conditions with respect to the Company set forth in paragraphs (b) through (d) of this Section 7.3 have been satisfied.

Section 7.4.                      YE’s Conditions to Closing. The obligations of YE with respect to the Restructuring Transactions and the other transactions contemplated hereby are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)            Performance by the Other Parties. Each of the Parties shall have performed and complied in all material respects with the agreements, covenants and obligations under this Agreement to the extent they affect the rights of YE under this Agreement.

(b)            Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect.

(c)            Closing Certificate. The Company shall have furnished a certificate, addressed to YE, signed by the interim chief executive officer and the chief restructuring officer of the Company, to the effect that the closing conditions with respect to the Company set forth in paragraphs (a) and (b) of this Section 7.4 have been satisfied.

Section 7.5.                      Frustration of Closing Conditions. None of the Parties hereto may rely on the failure of any condition set forth in this Article VII, as the case may be, to be satisfied if such failure was caused by such Party’s failure to comply with the terms of this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1.                      Termination. This Agreement may be terminated, and the transactions contemplated by Section 2.1(e) of this Agreement may be abandoned, at any time prior to the Closing Date:

(a)            by written consent of the Company, the Investors and YE;

(b)            by either the Investors and YE, on the one hand, or the Company on the other hand, or (solely with respect to its obligations under this Agreement), if the Closing shall not have been consummated by December 31, 2019; provided, however, that if the SEC has not cleared the Definitive Proxy Statement by November 15, 2019, then any Party may, by written notice to the other Party, extend such date to February 1, 2020; provided, further that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party if the failure of such Party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the failure of the Closing to be consummated on or before such date;

(c)            by either the Investors and YE, on the one hand, or the Company, on the other hand, if any Legal Restraints having the effect set forth in Section 7.1(b) shall be in effect and shall have become final and nonappealable;

(d)            by the Investors and YE, if the Company Stockholder Approval shall not have been obtained at the Stockholder Meeting, as adjourned or postponed from time to time;

(e)            by the Investors and YE, if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or the Restructuring Documents, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3, and (ii) has not been or is incapable of being cured by the Company within ten (10) days after its receipt of written notice thereof from the Investors and YE;

(f)            by the Company, if the Investors or YE shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2, and (ii) has not been or is incapable of being cured by the applicable Investor or YE within ten (10) days after receipt of written notice thereof from the Company;

(g)            solely with respect to its obligations under this Agreement, by YE, if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.4, and (ii) has not been or is incapable of being cured by the Company within ten (10) days after its receipt of written notice thereof from YE; or

(h)            by the Company, at any time prior to the Stockholder Meeting, if (i) the Board determines that an Acquisition Proposal constitutes a Superior Proposal and authorizes the Company, subject to complying in all material respects with the terms of Section 6.1, to enter into an Alternative Acquisition Agreement, (ii) concurrently with or immediately following the termination of this Agreement, the Company, subject to complying in all material respects with the terms of Section 6.1, enters into such an Alternative Acquisition Agreement, (iii) prior to or concurrently with such termination, the Company reimburses the Investors for any and all fees and expenses (including attorneys’ fees and expense reimbursement) incurred by the Investors with respect to the negotiation, execution, delivery and performance of this Agreement, the Restructuring Documents and any Restructuring Transactions or other transactions contemplated hereby which have been completed up until such date and (iv) the Alternative Acquisition Agreement meets the requirements set forth in the last sentence of Section 6.1(k)(iii); provided, however, that no termination may be made pursuant to this Section 8.1(h) until after at least three (3) Business Days following the Investors’ receipt of written notice from the Company advising the Investors that the Board intends to take such action.

Section 8.2.                      Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, the executory provisions of this Agreement shall forthwith become void and have no further effect, without any liability or obligation on the part of any Party hereto or any of their respective officers, directors, managers, partners, members, employees and agents, other than the provisions of Sections 6.1(c), 8.2 and 8.3, Article IX, Article X and Article XI, which shall survive any such termination, and except to the extent that such termination results from a material breach by such Party of any of its representations, warranties, covenants or agreements set forth in this Agreement or any of the Restructuring Documents. Nothing in this Section 8.2 shall relieve either Party of (x) liability for common law fraud or (y) liability resulting from any willful breaches of this Agreement prior to the termination hereof. In addition, notwithstanding anything to the contrary herein, no termination of this Agreement shall affect, impair or limit in any respect the validity and effectiveness of the Restructuring Documents entered into prior to the termination of this Agreement.

Section 8.3.                      Notice of Termination. Termination of this Agreement by any Party shall be by delivery of a written notice to the other Parties. Such notice shall state the termination provision in this Agreement that such terminating Party is claiming provides a basis for termination of this Agreement. Termination of this Agreement pursuant to the provisions of Section 8.1 shall be effective upon and as of the date of delivery of such written notice as determined pursuant to Section 11.2.

Section 8.4.                      Separate Transactions. The Parties acknowledge and agree that the Company Stockholder Approval will cover a number of proposals and those proposals may receive different voting outcomes. Therefore, notwithstanding anything to the contrary in this Agreement, including in Article VII or Article VIII, (a) if the Company Stockholder Approval with respect to the issuance of the Resulting Shares is obtained, and all other conditions to Closing applicable to the Note Exchange and the issuance of the Resulting Shares are satisfied or waived (other than any conditions relating to the COD Amendment and the issuance of the COD Shares), then, at Red Mountain’s option, notwithstanding any failure of the Company Stockholder Approval with respect to the COD Amendment or the issuance of the COD Shares, the Parties shall be obligated to consummate the Note Exchange and the other transactions contemplated by Section 2.1(e) other than those relating to the COD Amendment (and the COD Amendment shall be deemed abandoned), and (b) in the event that the Company Stockholder Approval with respect to the COD Amendment and the issuance of the COD shares is obtained, and all other conditions to Closing applicable to the COD Amendment and the issuance of the COD Shares are satisfied or waived (other than any conditions relating to the Note Exchange and the issuance of the Resulting Shares), then, at Red Mountain’s option, notwithstanding any failure of the Company Stockholder Approval with respect to the issuance of the Resulting Shares, the Parties shall be obligated to make the COD Amendment effective and consummate the other transactions contemplated by Section 2.1(e) other than those relating to the Note Exchange (and the Note Exchange shall be deemed abandoned), in each case, unless (x) the Parties otherwise mutually agree or (y) the Company is eligible to terminate this Agreement for a reason unrelated to a failure of the Company Stockholder Approval or any consequence thereof with respect to the COD Amendment or the issuance of the COD Shares (in the case of clause (a)) or the issuance of the Resulting Shares (in the case of clause (b)). In the event that the Note Exchange is consummated or the COD Amendment is made effective in accordance with this Section 8.4, the “Closing” under this Agreement shall be deemed to have occurred, all other transactions contemplated by this Agreement that are reasonably necessary to give effect to or otherwise carry out the Note Exchange or the COD Amendment, as the case may be, shall be undertaken.

ARTICLE IX

INDEMNIFICATION

Section 9.1.                      Indemnification. Except as prohibited by Applicable Law, the Company shall indemnify and hold harmless each of the Indemnified Parties, for all costs, expenses, loss, damage or liability incurred or suffered by any such Indemnified Party arising from or related in any way to any and all causes of action whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, including any claims or causes of action, whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted (collectively, “Losses”), to the extent such Losses are based in whole or in part upon any act or omission, transaction or other occurrence or circumstances arising from or related in any way to the Company, the Restructuring Transactions, this Agreement and the Restructuring Documents, including those arising from or related in any way to: (a) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as director, officer, manager, employee, attorney, other professional, and agent to the Company; (b) any disclosure made or not made by any Indemnified Party to any current or former holder of any such indebtedness of or any such Equity Interest in the Company; and (c) any action taken or not taken in connection with the negotiations, formulation, solicitation or preparation of documents, agreements or instruments prepared in connection with, or in furtherance of, the Restructuring Transactions and the other transactions contemplated hereunder; provided that the foregoing indemnity shall not apply to any Losses arising from or relating to any act or omission of an Indemnified Party that constitutes fraud, willful misconduct or gross negligence. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may relate, the Indemnified Party shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party to notify the Company in accordance with the foregoing shall not relieve the Company of its obligations except to the extent that the Company is materially prejudiced by such failure to notify. The Company shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Party from and against any Losses (to the extent stated above) by reason of such settlement or judgment.

ARTICLE X

MUTUAL RELEASES

Section 10.1.                      Mutual Releases.

(a)            AS OF THE CLOSING DATE, SUBJECT TO THE CLOSING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES (IN SUCH CAPACITY, THE “RELEASING PARTIES”) SHALL CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASE THE OTHER PARTIES, THEIR RESPECTIVE AFFILIATES, AND THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS AND ASSIGNS (THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF THE COMPANY, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE RESTRUCTURING TRANSACTIONS, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE, OF ANY SECURITY OF THE COMPANY, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THIS AGREEMENT OR THE AGREEMENTS CONTEMPLATED BY THIS AGREEMENT, THE RESTRUCTURING OF DEBT OF THE COMPANY OR EQUITY INTERESTS PRIOR TO OR DURING THE RESTRUCTURING TRANSACTIONS, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THIS AGREEMENT, THE RESTRUCTURING DOCUMENTS OR OTHER DOCUMENTS OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATED TO ANY OF THE FOREGOING AND TAKING PLACE ON OR BEFORE THE CLOSING DATE; PROVIDED, HOWEVER, THAT THE RELEASES PURSUANT TO THIS SECTION 10.1 SHALL NOT APPLY (I) WITH RESPECT TO A RELEASED PARTY, TO ANY CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF SUCH RELEASED PARTY THAT CONSTITUTES FRAUD, WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR A CRIMINAL ACT TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR (II) TO ANY CONTRACT, AGREEMENT, ARRANGEMENT OR UNDERSTANDING, WRITTEN OR ORAL, BETWEEN ANY ONE OR MORE OF THE COMPANY, AND/OR THE RELEASED PARTIES, ON ONE HAND, AND ANY ONE OR MORE OF THE RELEASING PARTIES, ON THE OTHER HAND, TO THE EXTENT NOT RELATED TO THE RESTRUCTURING TRANSACTIONS OR ANY CLAIM OR EQUITY INTEREST THAT IS THE SUBJECT OF ANY ACTION OR TREATMENT UNDER, OR PURSUANT TO ANY PROVISION OF, THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS CLAUSE (II) SHALL NOT IN ANY WAY LIMIT OR AFFECT THE RELEASES GRANTED TO THE INVESTORS AND YE AND THEIR AFFILIATES OR, IN THEIR CAPACITIES AS SUCH, THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, PARENTS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS, HEIRS, EXECUTORS AND ASSIGNEES, ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS OR REPRESENTATIVES (COLLECTIVELY, “REPRESENTATIVES”).

(b)            NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO AND NOTHING HEREIN SHALL RELEASE ANY POST-CLOSING OBLIGATIONS OR RIGHTS OF ANY PARTY UNDER THIS AGREEMENT (INCLUDING UNDER ARTICLE IX, SECTION 6.3, SECTION 11.3 OR SECTION 11.12 OF THIS AGREEMENT), THE RESTRUCTURING DOCUMENTS OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE RESTRUCTURING DOCUMENTS) EXECUTED TO IMPLEMENT THE RESTRUCTURING TRANSACTIONS AND THIS AGREEMENT.

(c)            NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO AND NOTHING HEREIN SHALL RELEASE ANY CLAIM ARISING UNDER THE EXISTING CREDIT AGREEMENT OR THE LOAN DOCUMENTS (AS SUCH TERM IS DEFINED IN THE EXISTING CREDIT AGREEMENT).

ARTICLE XI

MISCELLANEOUS

Section 11.1.                                Waiver of Punitive Damages. Except in respect of any action based on fraud, gross negligence or willful misconduct, to the extent permitted by Applicable Law, none of the Parties hereto shall assert, and each hereby waives, any claim against the other Parties (including their respective Affiliates, partners, stockholders, members, directors, officers, agents, employees and controlling Persons), on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Restructuring Transactions, this Agreement or any Restructuring Document.

Section 11.2.                                Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, including via email (except that if the day of delivery is not a Business Day, then the next Business Day), (b) when transmitted via telecopy (or other facsimile device) on a Business Day during normal business hours to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except that if such day is not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such Party may specify by written notice to the other Party:

(i)            if to the Investors or YE, to: Red Mountain Capital Partners LLC, 10250 Constellation Blvd, Suite 2300, Los Angeles, CA 90067, Attention: Willem Mesdag, with a copy (which copy shall not constitute notice) to: Munger Tolles & Olson LLP, 350 South Grand Avenue, 50th Floor, Los Angeles, CA 90071, Attention: C. David Lee and Jennifer M. Broder.

(ii)           if to the Company, to: Yuma Energy, Inc., 1177 West Loop South, Suite 1825, Houston, Texas 77027; Attention: Anthony C. Schnur, Interim Chief Executive Officer with a copy (which copy shall not constitute notice) to: Jones & Keller, P.C., 1999 Broadway, Suite 3150, Denver, Colorado 80202; Attention: Reid A. Godbolt, Esq. and Adam J. Fogoros, Esq.

Section 11.3.                                 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement (and the rights, duties and obligations of the Parties to this Agreement) will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11.4.                                No Waiver of Remedies; Remedies Cumulative. No failure or delay on the part of any Party in exercising any right, power or privilege hereunder and no course of dealing between the Company, its Subsidiaries and any other Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the Parties would otherwise have. No notice to or demand on the Company or its Subsidiaries in any case shall entitle the Company or its Subsidiaries to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other Parties hereto to any other or further action in any circumstances without notice or demand.

Section 11.5.                                Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart thereof.

Section 11.6.                                Governing Law; Submission to Jurisdiction; Venue.

(a)            THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b)            If any action, proceeding or litigation shall be brought in order to enforce any right or remedy under this Agreement, each Party hereby consents and will submit, and will cause each of their respective Subsidiaries to submit, to the jurisdiction in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware). Each Party hereby irrevocably waives, and will cause each of their respective Subsidiaries to waive, any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. Each Party further agrees that they shall not, and shall cause each of their respective Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware).

(c)            Each Party irrevocably consents, and will cause each of their respective Subsidiaries to consent, to the service of process of any of the applicable aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 11.2, such service to become effective thirty (30) days after such mailing.

(d)            EACH PARTY HERETO HEREBY WAIVES, AND WILL CAUSE EACH OF THEIR RESPECTIVE SUBSIDIARIES TO WAIVE, ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

Section 11.7.                                Severability. If any provision of this Agreement becomes or is determined by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the remaining provisions (or portion of the provision) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid, unenforceable or void provisions (or portions thereof).

Section 11.8.                                 Entirety. This Agreement together with the Restructuring Documents represents the entire agreement of the parties hereto and thereto, and supersedes all previous and contemporaneous negotiations, promises, covenants, understandings, agreements and representations, oral or written, if any, on such subjects or relating to this Agreement, the Restructuring Documents or the transactions contemplated herein or therein, all of which have become merged and integrated into this Agreement. All Schedules and Exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

Section 11.9.                                 No Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties to this Agreement (other than the Indemnified Parties and the Released Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

Section 11.10.                                 Amendments and Waivers of Terms. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, the Investors and YE.

Section 11.11.                                 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 11.12.                                Non-Survival of Representations and Warranties. Absent actual fraud, and any intentional, willful and material breach of any representation or warranty contained in this Agreement by the Company, none of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Closing. This Section 11.12 does not limit any covenant of the Parties which, by its terms, contemplates performance after the Closing.

Section 11.13.                                Reservation of Rights; Settlement Discussions. Except as expressly provided in this Agreement, nothing contained in this Agreement is intended to, nor shall it, in any manner, waive, limit, impair or restrict the ability of each Investor and YE to protect and preserve its rights, remedies and interest, including any claims that such Investor or YE may have against the Company. Without limiting the foregoing: (i) if the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their respective rights and remedies under the Existing Credit Agreement and Applicable Law, except with respect to the provisions of this Agreement that survive termination of this Agreement as set forth in Section 8.2; (ii) nothing herein shall be deemed an admission of any kind; and (iii) pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any action or proceeding other than an action or proceeding to enforce the terms of this Agreement.

Section 11.14.                                Construction. The Parties acknowledge that (a) each Party has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transactions contemplated hereby, (b) this Agreement is the result of arms-length negotiations from equal bargaining positions and (c) each Party and its counsel participated in the preparation and negotiation of this Agreement. Any rule of construction that a contract be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

Section 11.15.                                Fees and Expenses. The Company shall pay (a) when due and payable, all reasonable costs and expenses (including attorney's fees and expense reimbursement) that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the Restructuring Documents and the Restructuring Transactions and (b) at the Closing, all documented (pursuant to summary form invoices which may be redacted for privileged information) costs and expenses (for professional fees, expense reimbursement or otherwise) presented for payment by the counsel and professionals retained by the Investors and YE. The costs and expenses payable pursuant to this Section 11.15 shall be in addition to, and shall in no way affect or limit, the reimbursement rights held by the Investors and YE under any other document or agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Yuma Energy, Inc.	Yuma Exploration and Production Company, Inc.

By: /s/ Anthony C. Schnur	By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur	Name: Anthony C. Schnur
Title: Interim Chief Executive Officer	Title: Interim Chief Executive Officer

Pyramid Oil LLC	Davis Petroleum Corp.

By: /s/ Anthony C. Schnur	By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur	Name: Anthony C. Schnur
Title: Interim Chief Executive Officer	Title: Interim Chief Executive Officer

RMCP PIV DPC, LP

By: RMCP DPC LLC, its general partner

By: Red Mountain Capital Partners LLC, its managing member

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Member

RMCP PIV DPC II, LP

By: RMP DPC II LLC, its general partner

By: Red Mountain Capital Partners LLC, its managing member

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Member

Red Mountain Capital Partners LLC

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Member

YE Investment LLC
By: Red Mountain Capital Partners LLC, its managing member
By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Member

 Exhibit A
LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is made as of September 30, 2019 by and among Yuma Energy, Inc., a Delaware corporation (the “Company”), Yuma Exploration and Production Company, Inc., a Delaware corporation (“Yuma E&P”), Pyramid Oil LLC, a California limited liability company (“Pyramid”), Davis Petroleum Corp., a Delaware corporation (“Davis” and collectively with the Company, Yuma E&P and Pyramid, the “Borrowers”), and YE Investment LLC, a Delaware limited liability company, as lender and administrative agent (“YE”). Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, YE acquired as of September 10, 2019 all of the outstanding Loans and other Obligations of the Borrowers (the “Purchased Loans”) under that certain Credit Agreement, dated as of October 26, 2016 (the “Original Credit Agreement”) by and among the Lender party thereto, YE as Administrative Agent (in such capacity, the “Agent”), and the Borrowers, as amended or modified by (A) the First Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 19, 2017, (B) the Second Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 8, 2018, (C) the Waiver and Third Amendment to Credit Agreement dated as of July 31, 2018, (D) the Limited Waiver dated as of August 30, 2018, in each case among the Lenders, the Agent and the Borrowers, and (E) and the Successor Agent and Issuing Bank Agreement dated as of September 10, 2019 (the agreements in (A) through (E), the “Default Documents”, and the Original Credit Agreement as so amended or modified by the Default Documents, the “Credit Agreement”);

WHEREAS, the Purchased Loans are further evidenced and secured by the other Loan Documents (as defined in the Credit Agreement);

WHEREAS, the Borrowers and YE have agreed, in the manner set forth herein, the outstanding principal amount of the Purchased Loans will be reduced from $32,805,517.85 to $1,400,000.00; and

WHEREAS, YE and the Borrowers desire to amend the Credit Agreement and the other Loan Documents in the manner hereinafter set forth to reflect the reduction in the principal amount of the Purchased Loans and certain additional amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the Borrowers hereby covenant and agree with YE as follows:

Section 1.                           Original Indebtedness. The Borrowers hereby acknowledge that, as of the date hereof, the aggregate principal amount of the Purchased Loans is $32,805,517.85.

Section 2.                           Forgiveness of Certain Amounts.

(a) The aggregate principal amount of the Purchased Loans is hereby reduced to an outstanding principal amount of One Million, Four Hundred Thousand and No/100 Dollars ($1,400,000.00) (the Purchased Loans with such reduced aggregate principal amount are hereinafter referred to as the “Modified Purchased Loans”).

(b) The Modified Purchased Loans shall be evidenced by a promissory note dated as of September 30, 2019 from the Borrowers to YE (the “YE Note”) attached hereto as Exhibit A.

(c) YE agrees that $31,405,517.85 of, along with all interest due and payable in connection with, the Purchased Loans as of the date hereof and all fees due related thereto as of the date hereof are forgiven.

Section 3.                           Ratification of the YE Note. The YE Note is hereby ratified and confirmed in all respects by the Borrowers and, except as so consolidated and modified as set forth herein, the YE Note shall remain unchanged and in full force and effect. The YE Note is secured by the liens and security interests created by the Guarantee and Collateral Agreement.

Section 4.                           Amendments to the Credit Agreement.

(a) The definition of “Alternate Base Rate” as set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety, and the following definition shall be inserted in place thereof:

“Alternate Base Rate” means, for any day, a rate per annum equal to ten percent (10%).

(b) The definition of “Applicable Margin” as set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety, and the following definition shall be inserted in place thereof:

“Applicable Margin” means, for any day, with respect to any Base Rate Loan or Eurodollar Loan or the Commitment Fee Rate, the rate per annum of zero percent (0.00%).

(c) The definition of “Interest Payment Date” as set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety, and the following definition shall be inserted in place thereof:

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December until December 31, 2019 and thereafter the last day of each of January, February, March, April, May, June, July, August, September, October, November and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

(d) The definition of “Maturity Date” as set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety, and the following definition shall be inserted in place thereof:

“Maturity Date” means September 30, 2022 or any earlier date on which the Commitments are terminated pursuant to the terms hereof.

(e) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in its proper alphabetical order:

“Restructuring Agreement” is defined in Section 7.1(o).

(f) Section 6.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6.1
[RESERVED]”

(g) Section 7.1 of the Credit Agreement is hereby amended by adding a new subsection (o), which shall read as follows:

“(o) the failure of all of the Restructuring Transactions (as defined in that certain Restructuring and Exchange Agreement, by and among the parties hereto and the other parties thereto, dated as of September 30, 2019 (the “Restructuring Agreement”)), including the Note Exchange and the COD Amendment (each as defined in the Restructuring Agreement), to be consummated and made effective on or before September 30, 2020.”

(h) Section 9.1(a)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) if to the Administrative Agent, to YE Investment LLC c/o Red Mountain Capital Partners LLC, 10250 Constellation Blvd, Suite 2300, Los Angeles, CA 90067, Attention: Willem Mesdag;”

(i) Section 9.1(a)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“[RESERVED]”

(j) All references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as hereby modified.

(k) As amended by this Agreement, all terms, covenants and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect as first written.

(l) Except as modified and amended hereby, the Loan, the Credit Agreement and the other Loan Documents and the obligations of YE, Borrowers and Guarantors thereunder shall remain unmodified and in full force and effect.

(m) The Borrowers and YE agree that the Borrowers shall not have the right to select an interest rate based on the Adjusted LIBOR Rate.

(n) The Borrowers agree that no Letters of Credit may be issued under the Credit Agreement.

(o) The Borrowers and YE agree that, for income tax purposes, the modification of the Purchased Loans as set forth in this Agreement shall be treated as a significant modification of the Purchased Loans that results in an exchange of the Purchased Loans for a modified instrument that differs materially in kind or in extent within the meaning of Treasury Regulations Section 1.1001-3(b).

(p) The Borrowers agree that no additional Loans will be made under the Credit Agreement (including by way of re-borrowing).

Section 5.                      No New Indebtedness.

(a) The Borrowers and YE hereby acknowledge and agree that the YE Note evidences the same indebtedness as the promissory notes evidencing the Purchased Loans (the “Original Notes”) and substitute for the Original Notes without any novation, cancellation, extinguishment, payment or satisfaction thereof, except as provided in this Agreement, including forgiveness of debt and change to the interest rate. The Original Notes have been superseded in their entirety by the YE Note. Nothing contained in this Agreement or in the YE Note shall:

(i) be deemed to cancel, extinguish, or constitute payment or satisfaction of the indebtedness secured by the Guarantee and Collateral Agreement or other Loan Documents or evidenced by the Original Notes;

(ii) give rise to any defense, set-off, right of recoupment, claim or counterclaim with respect to any of the Borrowers’ obligations under the Loan Documents or the Original Notes;

(iii) constitute a new or additional indebtedness or constitute a novation as to Borrowers’ obligations under the Original Notes or the Loan Documents;

(iv) constitute a re-advance of a loan; or

(v) evidence any principal indebtedness other than the same principal indebtedness evidenced by the Original Notes and secured by the Guarantee and Collateral Agreement and the other Loan Documents.

(b) The Borrowers hereby (i) ratify and confirm the lien and security interests contained in and created by the Guarantee and Collateral Agreement and the other Loan Documents, and (ii) agree that nothing contained in this Agreement is intended to or shall impair the liens or security interests contained in and created by the Guarantee and Collateral Agreement and the other Loan Documents, which continues to secure the Modified Purchased Loans.

Section 6.                      Additional Representations and Warranties. The Borrowers represent, warrant and covenant that (a) there are no offsets, counterclaims or defenses against the Modified Purchased Loans, this Agreement, the Credit Agreement, the Guarantee and Collateral Agreement or the YE Note arising solely by reason of entering into this Agreement, and (b) the Borrowers have the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on its part to be observed or performed.

Section 7.                      Ratification. By their signatures below, each Guarantor hereby agrees and consents to this Agreement and ratifies and confirms as to itself all of the terms and provisions set forth in the Guarantee and Collateral Agreement and each of the other Loan Documents to which it is a party (as each of the Loan Documents are amended or otherwise modified on the date hereof by this Agreement), and each agrees that their respective obligations and liabilities under such agreements shall continue without impairment or limitation by reason of this Agreement. Except as modified and amended by this Agreement, the Credit Agreement and the respective obligations of YE, Borrowers and Guarantors thereunder and in respect of the Loan shall remain unmodified and in full force and effect.

Section 8.                    Further Assurances. At any time or from time to time, upon the request of YE, the Borrowers shall execute and deliver such further documents and do such other acts and things as YE may reasonably request in order to effect fully the purposes of this Agreement, provided that the same shall not increase the obligations or decrease the rights of the Borrowers hereunder or under the Loan Documents.

Section 9.                      Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 9.1 of the Credit Agreement.

Section 10.                    Defined Terms. Capitalized terms which are not defined in this Agreement shall have the meanings set forth in the Credit Agreement.

Section 11.                   No Joint Venture or Partnership. The Borrowers and YE intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship among the Borrowers and YE nor to grant YE any interest in the Collateral other than that of mortgagee, beneficiary or lender.

Section 12.                   Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the YE Note, or of any other Loan Document, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on the Borrowers shall entitle the Borrowers to any other or future notice or demand in the same, similar or other circumstances.

Section 13.                  Headings. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 14.               Entire Agreement. This Agreement, the YE Note and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, among the Borrowers and YE are superseded by the terms of this Agreement and the other Loan Documents.

Section 15.                Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of the Borrowers, shall inure to the benefit of the respective legal representatives, successors and assigns of YE.

Section 16.                  No Third-Party Beneficiaries. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third-party beneficiary or otherwise, except as expressly provided herein.

Section 17.                 Severability. Wherever possible, each provision of this Agreement and every other Loan Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other Loan Document, as applicable.

Section 18.                  Governing Law. This Agreement shall be governed in accordance with the terms and provisions of Section 9.9 of the Credit Agreement.

Section 19.              TRIAL BY JURY. BORROWERS AND YE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND YE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE BORROWERS AND YE ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

Section 20.                 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

[Signature Page Follows]

 IN WITNESS WHEREOF, this Agreement has been executed by the Borrowers and YE as of the date first set forth above.

BORROWERS:

Yuma Energy, Inc.	Yuma Exploration and Production Company, Inc.

By: /s/ Anthony C. Schnur	By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur	Name: Anthony C. Schnur
Title: Interim Chief Executive Officer	Title: Interim Chief Executive Officer

Pyramid Oil LLC	Davis Petroleum Corp.

By: /s/ Anthony C. Schnur	By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur	Name: Anthony C. Schnur
Title: Interim Chief Executive Officer	Title: Interim Chief Executive Officer

LENDER:
YE Investment LLC By: Red Mountain Capital Partners LLC, its Managing Member
By: /s/ Willem Mesdag Name: Willem Mesdag Title: Managing Partner

The undersigned hereby acknowledges and consents to the amendment of the Credit Agreement and the Loan Documents pursuant to this Agreement, and agrees that the liability of the undersigned under the Guarantee and Collateral Agreement and each of the other Loan Documents (as each of the Loan Documents are amended or otherwise modified on the date hereof by this Agreement) to which it is a party (collectively, the “Guarantor Documents”) shall not be affected as a result of this Agreement or any other documents executed in connection therewith, and hereby ratifies the Guarantor Documents in all respects and confirms that the Guarantor Documents are and shall remain in full force and effect.

GUARANTORS:

Davis Petroleum Acquisition Corp.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

The Yuma Companies, Inc.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

EXHIBIT A

YE Note

(attached hereto)

NOTE

September 30, 2019

FOR VALUE RECEIVED, the undersigned, YUMA ENERGY, INC., YUMA EXPLORATION AND PRODUCTION COMPANY, INC., PYRAMID OIL LLC and DAVIS PETROLEUM CORP. (the “Borrowers”, and each a “Borrower”), each hereby jointly and severally promise to pay to the order of YE INVESTMENT LLC (together with its successors and permitted assigns, the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the Credit Agreement dated as of October 26, 2016 among the Borrowers, various financial institutions and YE Investment LLC, as Administrative Agent (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), on the dates, in the amounts and at the place provided in the Credit Agreement. Each Borrower further jointly and severally promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to record the amount and the date on which each Loan is made and each payment of principal with respect thereto in its records; provided that any failure to so record such information shall not in any manner affect any obligation of any Borrower under the Credit Agreement or this Note.

This Note may only be assigned as provided in the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

This Note is issued as a replacement for (but not a novation of) those certain notes dated October 26, 2016 made by Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, and Davis Petroleum Corp. Such prior notes are not to be deemed paid, cancelled or terminated and the indebtedness represented by such prior notes is a continuing obligation of the Borrowers and each Borrower acknowledges and affirms that all indebtedness existing under the Credit Agreement shall continue to be Indebtedness under the Credit Agreement and evidenced hereby.

THIS NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

Exhibit B

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

YUMA ENERGY, INC.

By:
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By:
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

PYRAMID OIL LLC

By:
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

DAVIS PETROLEUM CORP.

By:
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
OF
SERIES D CONVERTIBLE PREFERRED STOCK

OF

YUMA ENERGY, INC.

To Be Designated

Series D Convertible Preferred Stock

Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware

Yuma Energy, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), in accordance with Section 151 of the DGCL, does hereby certify that:

1. The name of the corporation is Yuma Energy, Inc. (the “Corporation”).

2. The original Certificate of Incorporation of the Corporation (as amended on October 26, 2016, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on February 10, 2016. The Corporation filed its Amended and Restated Certificate of Incorporation on October 26, 2016 (as may be amended from time to time, the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Corporation amended the Amended and Restated Certificate of Incorporation on July 3, 2019.

3. Pursuant to the authority conferred upon the Board of Directors (the “Board of Directors”) of the Corporation by the Certificate of Incorporation, and pursuant to the provisions of Sections 103 and 151(g) of the DGCL, said Board of Directors, by unanimous written consent on October 26, 2016, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series D Convertible Preferred Stock.

4. The Certificate of Designation of the Series D Convertible Preferred Stock (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on October 26, 2016.

5. That pursuant to the authority expressly conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation, the Board of Directors, by unanimous written consent on [_______________], adopted the following resolutions amending and restating the Certificate of Designation (the “Amended and Restated Certificate of Designation”):

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Amended and Restated Certificate of Incorporation, any of the Chairman of the Board of Directors, President, Secretary, Treasurer or any person authorized by the Board of Directors (each, an “Authorized Officer”) of the Corporation be, and hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Designation of Series D Convertible Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Amended and Restated Certificate of Incorporation which may be applicable to the Corporation’s preferred stock), as follows:

1.           DESIGNATION AND AMOUNT. A total of 7,000,000 shares of preferred stock, $0.001 par value per share, of the Corporation, are hereby designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”).

2.            DIVIDENDS. The holders of shares of Series D Preferred Stock shall be entitled to receive, in preference to all of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), issued previously or hereafter, a 7.0% per annum dividend on the Original Issue Price of each share of Series D Preferred Stock held by such holder that is cumulative and payable in kind per share in such number of shares of Series D Preferred Stock determined using a price per share equal to $11.0741176 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations, consolidations, mergers, reclassifications and the like with respect to the Series D Preferred Stock) (the “Original Issue Price’’) and calculated on actual number of days elapsed in a year of 365 days. In lieu of the issuance of a fractional share of Series D Preferred Stock as a dividend, the Corporation shall issue a whole share of Series D Preferred Stock (rounded to the nearest whole share), determined on the basis of the total number of shares of Series D Preferred Stock held by the holder with respect to which such dividends are being calculated. Such dividends will be cumulative and compound on a quarterly basis to the extent not paid for any reason. Dividends will accrue and be cumulative from the date that the Series D Preferred Stock is issued under the Certificate of Designation, whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared or paid. Quarterly dividends will be paid on the last business day of the fiscal quarter (the “Payment Date”). Dividends paid in an amount less than the total amount of such accrued dividends at the time shall be allocated pro rata on a share-by-share basis among all shares of Series D Preferred Stock at the time outstanding. The record date for determination of the holders of Series D Preferred Stock entitled to receive payment of a dividend thereon shall be fifteen (15) days before the Payment Date, or such other date that the Corporation establishes no less than ten (10) days and no more than thirty (30) days preceding the Payment Date. In addition, if and when any dividend is declared or paid by the Board of Directors with respect to the Common Stock, the Board of Directors shall also declare and pay the same dividend on each share of the Series D Preferred Stock then outstanding on an as-if-converted to Common Stock basis.

3.
SALE TRANSACTION AND LIQUIDATION.

(a) Payments to Holders of Series D Preferred Stock. In the event of a Triggering Event, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, the Preference Amount payable with respect to each outstanding share of Series D Preferred Stock held by them. If, upon the occurrence of such Triggering Event, the assets and funds thus distributed or the consideration paid to the holders of the Corporation’s capital stock, as the case may be, among the holders of Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Preference Amounts, then the entire assets and funds of the Corporation legally available for distribution or the consideration paid to the holders of the Corporation’s capital stock, as the case may be, shall be distributed ratably among the holders of Series D Preferred Stock in proportion to the Preference Amounts each such holder is otherwise entitled to receive. The term “Triggering Event” means a transaction or series of related transactions that results in (i) the sale, conveyance, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation or its subsidiaries, taken as a whole, (ii) the merger of the Corporation with or into or the consolidation of the Corporation with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation), (iii) a third party or a group of related third parties (other than pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”)) acquiring from the Corporation, or from the holders of the Corporation’s capital stock, shares representing 50% or more of the outstanding voting power of the Corporation, or (iv) the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary; provided that none of the following shall be considered a Triggering Event: (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (B) a transaction in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction, (C) the acquisition of the Convertible Promissory Note dated [__________] (the “Convertible Note”) by YE Investments LLC, a Delaware limited liability company (“YE”), or (D) the conversion of the Convertible Note into Common Stock. The term “Preference Amount” means, with respect to each outstanding share of Series D Preferred Stock, the greater of (x) the Original Issue Price for each outstanding share of Series D Preferred Stock then held by them, plus accrued but unpaid dividends and (y) the amount distributable or the consideration payable with respect to Common Stock on the number of shares of Common Stock into which such share of Series D Preferred Stock is convertible in the event of a Triggering Event if all outstanding shares of Series D Preferred Stock were deemed to have converted into shares of Common Stock immediately prior to such Triggering Event. Nothing in this Section 3(a) shall require the distribution to stockholders of anything other than proceeds of such Triggering Event in the event of a merger or consolidation of the Corporation.

(b) Payments to Holders of Common Stock. Upon the completion of the distribution required by Section 3(a) above, if assets or consideration, as applicable, remain in the Corporation the holders of the Common Stock of the Corporation shall receive all of the remaining assets or consideration, as applicable, of the Corporation on a pro rata basis based on the number of shares of Common Stock held by each such holder.

(c) Valuation of Consideration. In the event of a Triggering Event as described in clauses (i), (ii) or (iii) of the definition of Triggering Event, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(i)
Securities not subject to investment letter or similar restrictions on free marketability:

(A) if traded on a securities exchange or market, the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange or market over a specified time period as determined in good faith by the Board of Directors;

(B) if actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period as determined in good faith by the Board of Directors; and

(C) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii)
The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 3(c)(i) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

4.
VOTING.

(a) General Voting Rights. The holders of the Series D Preferred Stock shall be entitled to notice of all stockholder meetings at which holders of Common Stock shall be entitled to vote and shall be entitled to vote equally with the holders of the Common Stock as a single class on an as-converted basis on any matter presented to the stockholders of the Corporation for their action or consideration.

(b) Special Voting Rights. In addition to any other vote required by law, the Amended and Restated Certificate of Incorporation or this Amended and Restated Certificate of Designation, the holders of shares of Series D Preferred Stock shall be entitled to vote as a separate class on all matters specifically affecting the Series D Preferred Stock. Without limiting the foregoing, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, and any such act or transaction entered into without such approval shall be null and void ab initio, and of no force or effect:

(i) amend or repeal any provision of, or add any provision to, the Amended and Restated Certificate of Incorporation or this Amended and Restated Certificate of Designation if such action would adversely alter or change the relative rights, preferences, privileges or powers of the Series D Preferred Stock;

(ii) authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation;

(iii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share of Common Stock or any security (other than Series D Preferred Stock) convertible into or exchangeable or exercisable for shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at fair market value from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares under existing agreements and/or upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal; or

(iv) declare, pay or set aside any dividends on any class of the Corporation’s capital stock (other than the payment of dividends on the Series D Preferred Stock in accordance with Section 2).

5.
CONVERSION. The holders of shares of Series D Preferred Stock shall be entitled to conversion rights as follows:

(a) Optional Conversion. Subject to Section 5(c), each share of Series D Preferred Stock (including any shares of Series D Preferred Stock payable as dividends that have accrued but are unpaid) shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the principal corporate offices of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Issue Price, by (ii) the conversion price (the “Conversion Price”) applicable to such share, determined as hereafter provided, in effect on the date the stock certificate is surrendered for conversion. The initial Conversion Price per share of Series D Preferred Stock shall be $11.0741176 (before giving effect to the issuances of Common Stock on or about October 3, 2017 and October 31, 2017, the reverse stock split of the Common Stock that was effective on July 3, 2019, and the Restructuring and Exchange Agreement dated September 30, 2019), but shall be amended to be equal to $1.44372, subject to adjustment as set forth in Section 5(d).

(b) Mandatory Conversion. Without limiting the conversion rights set forth in Section 5(a) above, each share of Series D Preferred Stock shall, at the election of the Corporation, automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon a Mandatory Conversion Event. The term “Mandatory Conversion Event” means any of: (i) the date specified, if any, by vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock; (ii) with respect to any holder, any time that less than 10% of the original number of shares of Series D Preferred Stock issued to such holder (as adjusted for stock splits, stock dividends, reclassification and the like) are held by such holder together with its affiliates on combined basis; or (iii) with respect to any holder, when such holder, together with its affiliates on combined basis, is no longer a holder of shares of the Corporation’s Common Stock (or any securities received in consideration for such Common Stock in the event of merger, reorganization, reclassification or similar transaction).

(c) Mechanics of Conversion.

(i) Optional Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert shares of Series D Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a firm commitment underwritten public offering of securities, the conversion may, at the option of any holder tendering shares of Series D Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event such holder shall not be deemed to have converted shares of Series D Preferred Stock until immediately prior to the closing of such sale of securities. At least ten (10) days prior to the occurrence of a Triggering Event, the Corporation shall notify each holder of Series D Preferred Stock in writing of such Triggering Event. If the conversion is in connection with a Triggering Event, the conversion may, at the option of any holder tendering shares of Series D Preferred Stock for conversion, be conditioned upon the closing of such Triggering Event, in which event such holder shall not be deemed to have converted shares of Series D Preferred Stock until immediately prior to the closing of such Triggering Event.

(ii) Mandatory Conversion. At any time following a Mandatory Conversion Event, the Corporation shall have the right to convert all shares of Series D Preferred Stock then outstanding into that number of shares of Common Stock as determined by the Conversion Price. The Corporation shall effect such conversion by providing the holders of Series D Preferred Stock with written notice (a “Notice of Mandatory Conversion”) sent by facsimile or as a scanned e-mail attachment to the e-mail address provided to the Corporation by each such holder, promptly followed by delivery of such written notice by overnight courier to the address provided to the Corporation by each such holder, and (A) stating that a Mandatory Conversion Event has occurred, (B) specifying the then applicable Conversion Price, the number of shares of Series D Preferred Stock owned prior to the conversion, and the number of shares of Common Stock to be received as a result of such conversion, and (C) the date on which such conversion shall be consummated (the “Conversion Date”). From and after the Conversion Date, the shares of Series D Preferred Stock shall be null and void and only represent the right to receive the shares of Common Stock due upon conversion thereof, and each holder shall be deemed to have become the record holder of such shares of Common Stock on the Conversion Date. The Corporation shall issue the shares of Common Stock promptly following surrender by the holder Series D Preferred Stock of the certificate(s) representing the shares of Series D Preferred Stock to the Corporation.

(d) Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock Below Conversion Price. If the Corporation should issue, at any time after the date upon which any shares of Series D Preferred Stock were first issued (the “Issue Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock (as adjusted for stock splits, stock dividends, reclassification and the like), the Conversion Price in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 5(d)(i), unless otherwise provided in this Section 5(d)(i).

(A) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section 5(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (2) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 5(d)(i)(E) below.

(B) Definition of Additional Stock. For purposes of this Section 5(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(d)(i)(E)) by the Corporation after the Issue Date, other than:

(1)           securities issued pursuant to stock splits, stock dividends or similar transactions, as described in Section 5(d)(ii) hereof;

(2) securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Issue Date including, without limitation, warrants, notes or options;

(3) Common Stock (or options therefor) issued or issuable to employees, consultants, officers or directors of the Corporation pursuant to employee benefit plans, stock option plans, incentive plans, or restricted stock plans or agreements approved by the Board of Directors or a duly authorized committee thereof;

(4) Common Stock issued or issuable in an offering registered under the Securities Act, in connection with which all outstanding shares of Series D Preferred Stock convert to Common Stock;

(5) securities issued or issuable in connection with the acquisition by the Corporation of another company or business;

(6) securities issued or issuable to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions;

(7) securities issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors;

(8) Common Stock issued or issuable upon conversion of the Series D Preferred Stock;

(9) the issuance of the Convertible Note;

(10) Common Stock issued or issuable upon conversion of the Convertible Note; and

(11) securities issued or issuable in any other transaction in which exemption from these price-based antidilution provisions is approved by the affirmative vote of at least a majority of the outstanding shares of Series D Preferred Stock.

(C) No Fractional Adjustments. No adjustment of the Conversion Price shall be made in an amount less than one cent per share; provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, as determined by the Board of Directors. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 5(d)(i):

(1)           The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 5(d)(i)(D)).

(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 5(d)(i)(E) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5(d)(i)(E)(2) or (3).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section 5(d)(i), except to the limited extent provided for in Sections 5(d)(i)(E)(2) and (3), no adjustment of the Conversion Price pursuant to this Section 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time after the filing date of this Amended and Restated Certificate of Designation fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or the Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 5(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the filing date of this Amended and Restated Certificate of Designation is decreased by a combination of the outstanding shares of Common Stock (including by way of a reverse stock split), then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(d)(ii) or 5(d)(iii), then, in each such case for the purpose of this Section 5(e), the holders of Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction or other Triggering Event provided for elsewhere in this Section 5 or in Section 3), a provision shall be made so that the holders of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Series D Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of each share of Series D Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred Stock.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred Stock, at least ten (10) business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock that is convertible into Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of shares of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(j)           Reservation of Series D Preferred Stock Issuable as Dividends. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series D Preferred Stock, solely for the purpose of effecting the payment of dividends in kind on the Series D Preferred Stock, such number of its shares of Series D Preferred Stock as shall from time to time be sufficient to effect such payment of dividends on all outstanding shares of Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Series D Preferred Stock shall not be sufficient to effect the payment of dividends in kind on all then outstanding shares of Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of shares of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series D Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Designation.

(k)           Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited 48 hours after being deposited in the United States mail, as certified mail with postage prepaid, and addressed to each holder of record at its address appearing on the records of the Corporation or its transfer agent.

6.
MISCELLANEOUS.

(a) Any provision in this Amended and Restated Certificate of Designation (including, but not limited to, any notice requirements) may be waived, in whole or in part, amended or otherwise modified by the prior vote or written consent of holders representing at least a majority of the outstanding shares of Series D Preferred Stock.

(b) If any Series D Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series D Preferred Stock certificate of like tenor and representing an equivalent amount of Series D Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Corporation, an indemnity on customary terms for such situations reasonably satisfactory to the Corporation.

(c) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) This Amended and Restated Certificate of Designation was submitted to a vote of stockholders of the Corporation and was duly approved by the required vote of the stockholders of the Corporation in accordance with the terms of the Certificate of Designation and Section 242 of the DGCL.

(e) This Amended and Restated Certificate of Designation shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

7.
NO OTHER RIGHTS. The shares of Series D Preferred Stock shall not have any relative, participating, optional or other special rights or powers except as set forth herein or as may be required by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation to be signed by its Authorized Officer, this [___] day of [__________], 20[__].

YUMA ENERGY, INC.

By: _________________________

Name:

Title: Authorized Officer

  Exhibit C

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of September 30, 2019 by and among Yuma Energy, Inc., a Delaware corporation (the “Company”), and each of the persons listed on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of that number of shares of (i) common stock, $0.001 par value per share (the “Common Stock”), of the Company, and (ii) Series D preferred stock, $0.001 par value per share (“Preferred Stock”), of the Company, in each case, as set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, the Company, Yuma Exploration and Production Company, Inc., a Delaware corporation (“Yuma E&P”), Pyramid Oil LLC, a California limited liability company (“Pyramid”), Davis Petroleum Corp., a Delaware corporation (“Davis” and collectively with the Company, Yuma E&P and Pyramid, the “Yuma Parties”), Red Mountain Capital Partners LLC, a Delaware limited liability company (“Red Mountain”), RMCP PIV DPC, LP, a Delaware limited partnership and an Affiliate of Red Mountain (“DPC PIV”), RMCP PIV DPC II, LP, a Delaware limited partnership and an Affiliate of Red Mountain (“DPC PIV II” and together with Red Mountain and DPC PIV, the “Investors”), and YE Investment LLC, a Delaware limited liability company and an Affiliate of Red Mountain (“YE”), concurrently with the execution and delivery of this Agreement are entering into that certain Restructuring and Exchange Agreement, dated as of the date hereof (as the same may be amended or supplemented, the “Restructuring Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Restructuring Agreement); and

WHEREAS, as a condition to the willingness of the Yuma Parties to enter into the Restructuring Agreement, and in order to induce the Yuma Parties to enter into the Restructuring Agreement, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the execution and delivery by the Yuma Parties of the Restructuring Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to the Yuma Parties, severally and not jointly, as follows:

(a) Such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Common Stock and Preferred Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement. For purposes of this Agreement, the term “Shares” shall include any shares of Common Stock and Preferred Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Common Stock or Preferred Stock, as the case may be (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Common Stock or Preferred Stock such Stockholder may acquire or beneficially own during the term of this Agreement.

(b) Such Stockholder has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Yuma Parties and the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is a corporation, limited liability company or limited partnership, conflict with the certificate or articles of incorporation, certificate of formation or limited liability company agreement or bylaws, certificate of limited partnership or limited partnership agreement, or similar organizational documents of such Stockholder as presently in effect (in the case of a Stockholder that is a legal entity), (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the NYSE American LLC (the “NYSE American”) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by the Stockholder of any of such Stockholder’s obligations under this Agreement.

(d) The Shares and the certificates representing the Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws. As of the date hereof, such Stockholder owns of record or beneficially no shares of Common Stock or Preferred Stock other than (x) such Stockholder’s Shares as set forth on Schedule A, (y) shares of Common Stock or Preferred Stock owned of record or beneficially by another Stockholder as set forth on Schedule A which may be deemed to be beneficially owned by such Stockholder, and (z) shares of Common Stock into which shares of Preferred Stock as set forth on Schedule A may convert.

(e) As of the date hereof, neither such Stockholder, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

(f) Such Stockholder understands and acknowledges that the Yuma Parties are entering into the Restructuring Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

Section2. Representations and Warranties of the Yuma Parties. The Yuma Parties hereby jointly and severally represent and warrant to the Stockholders as follows:

(a) Each of the Yuma Parties is a corporation or limited liability company, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Yuma Parties has all requisite organizational power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate or limited liability company action, as applicable, to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of the Yuma Parties and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Stockholders hereto, constitutes the legal, valid and binding obligation of the Yuma Parties, enforceable against the Yuma Parties in accordance with the terms of this Agreement (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery of this Agreement by the Yuma Parties does not, and the performance of this Agreement by the Yuma Parties will not, (i) conflict with the certificates of incorporation, certificate of formation or limited liability company agreement or bylaws, or similar organizational documents of each of the Yuma Parties as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Yuma Parties or by which each is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Yuma Parties under, any agreement, contract, indenture, note or instrument to which any of the Yuma Parties is a party or by which any of the Yuma Parties is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by the Yuma Parties of their respective obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act, the NYSE American or the HSR Act, require any filing by the Yuma Parties with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by the Yuma Parties of their respective obligations under this Agreement.

(c) As of the date hereof, none of the Yuma Parties or any of their properties or assets are subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section3. Covenants of the Stockholders. Each of the Stockholders, severally and not jointly, agrees as follows:

(a) Prior to Closing, such Stockholder shall not, except as contemplated by the terms of this Agreement, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit-sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares (including any options or warrants to purchase Common Stock or Preferred Stock) to any person (any such action, a “Transfer”). For purposes of clarification, the term “Transfer” shall include, without limitation, any short sale (including any “short sale against the box”), pledge, transfer, and the establishment of any open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act. Notwithstanding the foregoing, distributions of Shares to partners, members, shareholders, subsidiaries, affiliates, affiliated partnerships or other affiliated entities of the undersigned shall not be prohibited by this Agreement; provided that in the case of any such distribution, each distributee shall execute and deliver to the Yuma Parties a valid and binding counterpart to this Agreement.

(b) Prior to Closing, such Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect.

(c) At any meeting of the stockholders of the Company called to vote upon the transactions contemplated by the Restructuring Agreement or in connection with any stockholder consent in respect of a vote on the transactions contemplated by the Restructuring Agreement, the Restructuring Agreement or any other transaction contemplated by the Restructuring Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought, each Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, all Shares owned by such Stockholder in favor of the issuance of the Resulting Shares, the issuance of the COD Shares, the approval and adoption of the COD Amendment and the approval of any other transactions contemplated by the Restructuring Agreement, but subject in all respects to Section 7 hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to require any Stockholder to exercise or convert any of such Stockholder’s Stockholder Rights into or for any Common Stock or Preferred Stock.

(d) Such Stockholder agrees to permit the Company to publish and disclose in the Preliminary Proxy Statement, the Definitive Proxy Statement and related filings under the securities laws such Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable law.

Section4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints, Anthony C. Schnur, and any other individual who shall hereafter be designated by the Company, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the issuance of the Resulting Shares, the issuance of the COD Shares, the approval and adoption of the COD Amendment and the approval of any other transactions contemplated by the Restructuring Agreement, in accordance with the terms hereof, but subject in all respects to Section 7 hereof.

(b) Each Stockholder represents that any existing proxies given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Restructuring Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 7 herein. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable law. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein, at which time such irrevocable proxy shall terminate.

Section 5. Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Common Stock or in the number of outstanding shares of Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, Preferred Stock, stockholder rights or other securities or rights of the Company issued to or acquired by each of the Stockholders.

Section 6. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Yuma Parties may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder’s Shares as contemplated by Section 3 herein.

Section 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the Closing and (b) the date upon which the Restructuring Agreement is terminated pursuant to Section 8.1 thereof. Notwithstanding the foregoing, Sections 7, 8 and 9 hereof shall survive any termination of this Agreement.

Section 8. Action in Stockholder Capacity Only. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions or omissions taken by or fiduciary duties of, a Stockholder or any of its affiliates, in his or her capacity as an officer or director of the Company to the extent permitted by the Restructuring Agreement and applicable law.

Section 9. Miscellaneous.

(a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder’s heirs, guardians, administrators or successors.

(b) Expenses. Except as set forth in the Restructuring Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c) Amendments. This Agreement may not be amended except vis-à-vis the Company and a Stockholder by an instrument in writing signed by the Company and the applicable Stockholder and in compliance with applicable law.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by Federal Express or other nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)
if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto with a copy to (which shall not constitute notice):

Munger Tolles & Olson LLP
350 South Grand Avenue, 50th Floor
Los Angeles, CA 90071
Attention: C. David Lee
Jennifer M. Broder

and

(ii)
if to the Yuma Parties:

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Attention:                                Anthony C. Schnur

with a copy to (which shall not constitute notice):

Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, CO 80202
Attention: Reid A. Godbolt
Adam J. Fogoros

(e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile or by e-mail of a PDF document is as effective as executing and delivering this Agreement in the presence of the other parties.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

(h) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(h).

(i) Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that the Company shall be entitled to specific performance of the terms of this Agreement without the posting of any bond or security in addition to any other remedy at law or equity.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k) Several Liability. Each party to this Agreement enters into this Agreement solely on its own behalf, each such party shall solely be severally liable for any breaches of this Agreement by such party and in no event shall any party be liable for breaches of this Agreement by any other party hereto.

(l) Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Stockholder hereto or of any of their respective Affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby;provided, however, that nothing in this Section 9(l) shall limit any liability of any Stockholder hereto for its breaches of the terms and conditions of this Agreement.

(m) Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Yuma Parties any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder’s Shares. All rights, ownership and economic benefits of and relating to each Stockholder’s Shares shall remain vested in and belong to such Stockholder, and the Yuma Parties shall have no authority to direct any Stockholder in the voting or disposition of any of such Stockholder’s Shares, except as otherwise provided in this Agreement.

(n) Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

YUMA ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	Interim Chief Executive Officer

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	Interim Chief Executive Officer

PYRAMID OIL LLC

By:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	Interim Chief Executive Officer

DAVIS PETROLEUM CORP.

By:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	Interim Chief Executive Officer

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

RMCP PIV DPC, LP

By: RMCP DPC LLC, its general partner

By: Red Mountain Capital Partners LLC, its managing member

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Member

STOCKHOLDER:

RMCP PIV DPC II, LP

By: RMP DPC II LLC, its general partner

By: Red Mountain Capital Partners LLC, its managing member

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Member

STOCKHOLDER:

Red Mountain Capital Partners LLC

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Member

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Series D Preferred Stock Beneficially Owned

RMCP PIV DPC, LP
c/o Red Mountain Capital Partners LLC
10250 Constellation Blvd, Suite 2300 Los Angeles, CA 90067
Attention: Willem Mesdag	168,337	-

RMCP PIV DPC II, LP
c/o Red Mountain Capital Partners LLC
10250 Constellation Blvd, Suite 2300 Los Angeles, CA 90067
Attention: Willem Mesdag	-	2,136,670

Red Mountain Capital Partners LLC
10250 Constellation Blvd, Suite 2300 Los Angeles, CA 90067
Attention: Willem Mesdag	5,200	-

Exhibit D

Convertible Note Terms

Principal	$1,400,000
Interest Rate	5% per annum
Interest Payment Schedule	Monthly
Maturity	The earlier of December 31, 2022 or the consummation of certain business combination transactions, subject to earlier acceleration upon an event of default
Secured Status	Secured under the Credit Agreement
Conversion
The note may be converted at the sole election of the holder into a number of shares determined by dividing the principal amount and any accrued and unpaid interest of the note by $0.1288668927422 as equitably adjusted for any stock split or stock dividends effected after the date of the note, subject to customary anti-dilution adjustment provisions

Exhibit E

FORM OF
BOARD REPRESENTATION RIGHTS AGREEMENT

This Board Representation Rights Agreement (this “Agreement”), dated [______] between Yuma Energy, Inc., a Delaware corporation (the “Company”), and Red Mountain Capital Partners LLC, a Delaware limited liability company (“Red Mountain”). The Company and Red Mountain, together, the “Parties” and each, a “Party.”

RECITALS

WHEREAS, the Company, Yuma Exploration and Production Company, Inc., a Delaware corporation (“Yuma E&P”), Pyramid Oil LLC, a California limited liability company (“Pyramid”), Davis Petroleum Corp., a Delaware corporation (“Davis” and collectively with the Company, Yuma E&P and Pyramid, the “Yuma Parties”), Red Mountain, RMCP PIV DPC, LP, a Delaware limited partnership and an Affiliate of Red Mountain (“DPC PIV”), RMCP PIV DPC II, LP, a Delaware limited partnership and an Affiliate of Red Mountain (“DPC PIV II”), and YE Investment LLC, a Delaware limited liability company and an Affiliate of Red Mountain (“YE” and collectively, with Red Mountain, DPC PIV and DPC PIV II, the “RM Holders”), have entered into that certain Restructuring and Exchange Agreement, dated as of September 30, 2019 (as the same may be amended or supplemented, the “Restructuring Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Restructuring Agreement);

WHEREAS, at Closing (as defined in the Restructuring Agreement), assuming conversion of the Series D Convertible Preferred Stock, $0.001 par value per share of the Company (the “Series D Preferred Stock”), to common stock, $0.001 par value per share of the Company (the “Common Stock”) and conversion of the Convertible Note to Common Stock), Red Mountain and its Affiliates will hold approximately 91% of the issued and outstanding shares of Common Stock on a fully diluted as converted basis; and

WHEREAS, Red Mountain and the Company desire to enter into this Agreement to set forth their agreements regarding the designation of nominees on the Board of Directors of the Company (the “Board”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Section 1.                      Board Designation Rights. Until the annual meeting of the Company’s stockholders (the “Stockholders”) held in 2022 (the “2022 Annual Meeting”) and including the 2022 Annual Meeting:

(a) Subject to the terms and conditions of this Agreement, Red Mountain shall have the right (but not the obligation) to designate up to four (4) natural persons (collectively, the “Nominees” and each, a “Nominee”) for inclusion by the Company and the Board, acting through the Nominating Committee of the Board (the “Nominating Committee”), in the slate of nominees recommended to the Stockholders for election as directors at any annual or special meeting of the Stockholders at which directors of the Company are to be elected. Notwithstanding the foregoing, if the RM Holders’ combined beneficial ownership (as defined in SEC Rule 13d-3) of the Common Stock (including shares of Common Stock that may be issued upon conversion of the Series D Preferred Stock and conversion of the Convertible Note):

(i) is less than 50% of the outstanding Common Stock on an as-converted basis (assuming conversion of all outstanding shares of Series Preferred Stock to Common Stock and conversion of the Convertible Note to Common Stock), Red Mountain will, without further action, only be entitled to designate up to two (2) Nominees;

(ii) is less than 20% of the outstanding Common Stock on an as-converted basis (assuming conversion of all outstanding shares of Series Preferred Stock to Common Stock and conversion of the Convertible Note to Common Stock), Red Mountain will, without further action, only be entitled to designate up to one (1) Nominee; and

(iii) is less than 10% of the outstanding Common Stock on an as-converted basis (assuming conversion of all outstanding shares of Series Preferred Stock to Common Stock and conversion of the Convertible Note to Common Stock), Red Mountain will, without further action, no longer have any nomination rights hereunder.

(b) Board vacancies arising through the death, resignation or removal of a then-serving Nominee may be filled by the Board only with another Nominee and the director so chosen will hold office until the next election at an annual meeting of the Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(c) Notwithstanding the provisions of this Section 1, Red Mountain will not be entitled to designate a person as a nominee to the Board upon a determination in good faith by (i) the Nominating Committee that such person would not be qualified under applicable law, rule or regulation to serve as a director of the Company or (ii) the Board, the Nominating Committee or another duly authorized committee of the Board, after consultation with outside counsel, that so doing would be inconsistent with its fiduciary duties under applicable law or violate applicable law. Other than with respect to the considerations set forth in the preceding sentence, the Company will not have the right to object to any Nominee.

(d) The Company will notify Red Mountain in writing of the date on which proxy materials are expected to be mailed by the Company in connection with an election of directors at an annual or special meeting of the Stockholders (and such notice will be delivered to Red Mountain at least thirty (30) days prior to such expected mailing date). The Company will use its reasonable best efforts to notify Red Mountain of any opposition to the Nominee in accordance with Section 1(c) sufficiently in advance of the date on which such proxy materials are to be mailed by the Company in connection with such election of directors so as to enable Red Mountain to propose a replacement Nominee at its election in accordance with the terms of this Agreement, and Red Mountain will have five (5) Business Days to designate another nominee.

(e) Subject to applicable legal requirements, the Company will procure that its Certificate of Incorporation and Bylaws accommodate the rights and obligations set forth herein.

Section 2.                     Subsequent Nomination of Persons Designated by Red Mountain; Voting.

(a) Subject to applicable law, the Company will use its commercially reasonable efforts to cause the election of each Nominee, including by including each such Nominee in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of Stockholders called for the election of such Nominee, and at every postponement or adjournment thereof, and on every action of the Board or the Stockholders with respect to the election of such Nominee.

(b) Until the 2022 Annual Meeting, the RM Holders will vote their shares of Common Stock and Series D Preferred Stock to confirm any nominee nominated and recommended by the Board (whether or not it has nomination rights hereunder) as long as it owns any such shares.

Section 3.                    Termination. This Agreement may be terminated at any time with the affirmative written consent of Red Mountain.

Section 4.                     Expenses. Except as otherwise provided herein, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Company; provided, further, for the avoidance of doubt, that the Company will pay the reasonable out-of-pocket expenses incurred by each Nominee in connection with his or her election and/or attending the meetings of the Board and any committee thereof submitted in accordance with its expense reimbursement policies.

Section 5.                     Notice. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement must be in writing and be given by hand delivery, email, facsimile or next Business Day courier to the affected Party at the addresses and facsimile numbers set forth below. Such notices will be deemed given at the time personally delivered (if delivered by hand with receipt acknowledged), upon issuance by the transmitting machine of confirmation that the number of pages constituting the notice has been transmitted without error and confirmed telephonically (if sent by email or facsimile), and the first Business Day after timely delivery to the courier (if sent by next-Business Day courier specifying next-Business Day delivery).

Section 6.                     Interpretation. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” “$” refers to U.S. dollars. Words used in the singular form in this Agreement will be deemed to include the plural, and vice versa, as the context may require. If the date upon or by which any Party is required to perform any covenant or obligation hereunder falls on a day that is not a Business Day, then such date of performance will be automatically extended to the next Business Day thereafter. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, (a) ”or” is disjunctive but not necessarily exclusive, (b) the use in this Agreement of a pronoun in reference to a Party includes the masculine, feminine or neuter, as the context may require, and (c) unless otherwise defined herein, terms used herein which are defined in GAAP have the meanings ascribed to them therein. Any agreement, instrument or law defined or referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented (and, in the case of any law, the rules and regulations promulgated thereunder), including (in the case of agreements or instruments) by waiver or consent and (in the case of laws) by succession of comparable successor laws. The term “Business Day” means any day that is not a Saturday, a Sunday or other day that is a statutory holiday and on which banks are open in New York to the general public for business.

Section 7.                      Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.                      Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

Section 9.                      WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.                        Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto; provided, however, that any of the rights and obligations of Red Mountain hereunder may be transferred or assigned in whole or in part by it to any Affiliate of Red Mountain, provided, further, that such rights and obligations will terminate and cease to be so transferred or assigned upon any Affiliate to which such rights and obligations are transferred or assigned no longer being an Affiliate of Red Mountain.

Section 11.                         Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective unless it is approved in writing by each Party. No waiver of any breach of any agreement or provision herein contained will be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained or be deemed effective in any instance or for any purpose other than the specific instance or specific purpose in or for which it was made. The failure or delay of any Party to assert any of its rights or remedies under this Agreement will not constitute a waiver of such rights nor will it preclude any other or further exercise of the same or of any other right or remedy.

Section 12.                          No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied will give or be construed to give any person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder.

Section 13.                          Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

Section 14                           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy in any jurisdiction, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions and the intention of the Parties with respect to the transactions contemplated hereby is not affected in any manner materially adverse to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 15.                          Confidentiality. Each Nominee shall agree to maintain the confidentiality of all Confidential Information (as such term is defined in the terms of the confidentiality agreement attached hereto as Annex A (or such other form of agreement as is mutually acceptable to the Parties hereto, the “Confidentially Agreement”)) and to enter into, comply with, and be bound by, in all respects, the terms and conditions of the Confidentiality Agreement.

Section 16.                           Further Assurances. Each of the Parties hereto will, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto will reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

Section 17.                         Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement. This Agreement may be executed by any Party by means of a facsimile, email or PDF transmission of an originally executed counterpart, the delivery of which facsimile, email or PDF transmission will have the same force and effect, except as specified in any document executed and delivered pursuant to the immediately preceding sentence, as the delivery of the originally executed counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

YUMA ENERGY, INC.

By: _____________________________

Name: Anthony C. Schnur

Title: Interim Chief Executive Officer

RED MOUNTAIN CAPITAL PARTNERS LLC

By: _____________________________

Name:

Title:

ANNEX A

FORM OF CONFIDENTIALITY AGREEMENT

, 20

Yuma Energy, Inc.

1177 West Loop South, Suite 1825

Houston, Texas 77027

Dear Ladies and Gentlemen:

Pursuant to Section 15 of that certain Board Representation Rights Agreement (the “Board Rights Agreement”), dated as of [________], between Yuma Energy, Inc., a Delaware corporation (the “Company”), and Red Mountain Capital Partners LLC, a Delaware limited liability company (“Red Mountain”), Red Mountain has exercised its right to appoint the undersigned as its representative (the “Nominee”) to the board of directors of the Company (the “Board”), although the individual serving as the Nominee may be changed from time to pursuant to the terms of the Board Rights Agreement and upon such other individual signing a confidentiality agreement in substantially the form hereof. The Nominee acknowledges that at the meetings of the Board and at other times the Nominee may be provided with and otherwise have access to non-public information concerning the Yuma Parties. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Board Rights Agreement. In consideration for and as a condition to the Yuma Parties furnishing access to such information, the Nominee hereby agrees to the terms and conditions set forth in this letter agreement (this “Agreement”):

1. As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the Company and its affiliates that may hereafter be disclosed to the Nominee by the Yuma Parties, their affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the Company and its affiliates, including, without limitation, all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the Company and its affiliates that is non-public financial or other non-public information) provided to the Nominee.

2. Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the Nominee shall keep such Confidential Information strictly confidential; provided, that the Nominee may, upon request from an officer of any RM Holder, share Confidential Information with such officer of the RM Holder so long as such individuals agree to comply with, and be bound by, in all respects, the terms of this Agreement. For the avoidance of doubt, the recipient of such Confidential Information from the Nominee may further provide such Confidential Information to (a) any other officer of a RM Holder and (b) any legal counsel, consultant, accountant or financial advisor that has been engaged by such recipient to discuss such matters or Confidential Information; provided, that any such recipient in clause (a), or (b) above agrees and acknowledges in a writing between such person and Red Mountain to be bound by the terms of this Agreement or is subject to confidentiality restrictions enforceable by Red Mountain that are no less stringent than those set forth in this Agreement prior to the date of such disclosure. The Nominee may not record the proceedings of any meeting of the Board by means of an electronic recording device. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall be applicable to any other officer of the RM Holders except to the extent, if any, that such officer of the RM Holders has been provided access to Confidential Information from the Nominee. Furthermore, the Yuma Parties acknowledge that the Nominee may serve as a director or officer of the RM Holders and no such officer of the RM Holders will be deemed to have received Confidential Information solely due to the dual role of the Nominee.

3. The term “Confidential Information” does not include information that (a) is or becomes generally available to the public other than (ii) as a result of a disclosure by the Nominee in violation of this Agreement or (ii) in violation of a confidentiality obligation to the Yuma Parties known to the Nominee, (b) is or becomes available to the Nominee on a non-confidential basis from a source not known to have an obligation of confidentiality to the Yuma Parties, (c) was already known to the Nominee at the time of disclosure, or (d) is independently developed by the Nominee without reference to any Confidential Information disclosed to the Nominee.

4. In the event that the Nominee is legally required or compelled to disclose the Confidential Information, the Nominee shall use reasonable best efforts, to the extent permitted and practicable, to provide the Company with prompt prior written notice of such requirement so that the Company may seek, at the Company’s sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Nominee is nonetheless legally required or compelled to disclose Confidential Information, the Nominee may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.

5.           All Confidential Information disclosed by the Yuma Parties or their Representatives to the Nominee is and will remain the property of the Yuma Parties, so long as such information remains Confidential Information.

6.           It is understood and acknowledged that neither the Company nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7.           It is further understood and agreed that money damages may not be a sufficient remedy for any breach of this Agreement by the Nominee and that the Company shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the Company at law.

8.           This Agreement is personal to the Nominee, is not assignable by the Nominee and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9.           If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.           This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.           This Agreement and all obligations herein will automatically expire one (1) year from the date the Nominee ceases to act as the Nominee.

13.           This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

 Very truly yours,

[NAME OF NOMINEE]

Exhibit F

FORM OF
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [_________] (this “Agreement”), is by and among Yuma Energy, Inc., a Delaware corporation (the “Company”), and each of the parties executing a counterpart signature page on or after the date hereof (the “Holders”).

RECITALS

WHEREAS, on September 30, 2019, the Company entered into a Restructuring and Exchange Agreement (the “Restructuring Agreement”) by and among the Company, Yuma Exploration and Production Company, Inc., a Delaware corporation, Pyramid Oil LLC, a California limited liability company, Davis Petroleum Corp., a Delaware corporation, Red Mountain Capital Partners LLC, a Delaware limited liability company (“Red Mountain”), RMCP PIV DPC, LP, a Delaware limited partnership and an Affiliate of Red Mountain (“DPC PIV”), RMCP PIV DPC II, LP, a Delaware limited partnership and an Affiliate of Red Mountain (“DPC PIV II” and together with Red Mountain and DPC PIV, the “Investors”), YE Investment LLC, a Delaware limited liability company and an Affiliate of Red Mountain (“YE”);

WHEREAS, the Company and certain Holders entered into that certain Registration Rights Agreement dated as of October 26, 2016 (the “Davis RRA”) related to shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company and shares of Series D Preferred Stock of the Company, par value $0.001 per share (“Preferred Stock”), which are convertible into shares of Common Stock under terms and conditions set forth in the Company’s certificate of designation (the “COD”) with respect to the Series D Preferred Stock, received by those certain holders as part of the closing of the Agreement and Plan of Merger and Reorganization dated February 10, 2016 by and among Davis Petroleum Acquisition Corp., a Delaware corporation, Yuma Energy, Inc., a California corporation, the Company and Yuma Merger Subsidiary, Inc., a Delaware corporation (the “Merger Agreement”);

WHEREAS, as part of the Restructuring Agreement, the Company amended the COD (the “COD Amendment”) to change the conversion rate so that each share of Preferred Stock now converts into a greater number of shares of Common Stock (the “Additional COD Shares”);

WHEREAS, as part of the Restructuring Agreement, YE will receive shares of Common Stock upon conversion of the Convertible Note (as such term is defined in the Restructuring Agreement);

WHEREAS, resales by the Holders of the Common Stock (including Common Stock issued upon conversion of the Convertible Note and the Preferred Stock) may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of the Common Stock; and

WHEREAS, the Company has agreed to provide such Holders who execute this Agreement with the registration rights specified in this Agreement with respect to any shares of Common Stock held by them as well as shares of Common Stock to be issued upon conversion of the Convertible Note and the Preferred Stock held by them, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
1.1 Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1; provided, however, that capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Restructuring Agreement.
“Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Beneficial Ownership” and terms of similar import shall be as defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

“Business Day” means any day other than (a) a Saturday, Sunday or a federal holiday, or (b) a day on which commercial banks in New York City, New York are authorized or required to be closed.

“Closing” means the Closing as defined in the Restructuring Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities pursuant to one or more Demand Requests pursuant to Section 2.1 hereof, (ii) securities registered on Form S-8 or any similar successor form and (iii) securities registered to effect the acquisition of or combination with another Person.

“Holder” means (i) a securityholder listed on the signature page hereof and (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives shares of Common Stock upon a distribution or liquidation of a Holder, who has been assigned the rights of the transferor Holder under this Agreement in accordance with Section 2.8.

“Participating Majority” shall mean, with respect to any particular Underwritten Shelf Takedown, the Holder(s) of a majority of the Registrable Securities requested to be included in such Underwritten Shelf Takedown; provided, however, that in the event that, with respect to any particular Underwritten Shelf Takedown, if any of DCP PIV, DCP PIV II OR YE proposes to sell in such offering 30% or more of the Registrable Securities acquired by it at the Closing, then it shall constitute the “Participating Majority” for purposes of such Underwritten Shelf Takedown; provided, further, however, that if each of DCP PIV, DCP PIV II or YE or any two of them propose to sell in such offering 30% or more of the Registrable Securities held by it, then those Holders shall jointly constitute the Participating Majority, provided, that if they shall fail to agree on any matter in such capacity, the one of them that proposes to sell the largest number of Registrable Securities in such offering shall be the “Participating Majority” for purposes of such Underwritten Shelf Takedown.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, the Common Stock owned by the Holders, whether owned on the date hereof or acquired hereafter, including any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock or shares of Preferred Stock by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction; provided, however, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration (other than, for the avoidance of doubt, the sale or issuance of shares to the Holders as a result of the consummation of the transactions contemplated by the Restructuring Agreement) or (ii) which have been sold pursuant to Rule 144.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (i) SEC, stock exchange, FINRA and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE American, NYSE or NASDAQ (or any other national securities exchange) or the quotation of Registrable Securities on any inter-dealer quotation system; (vi) the fees and expenses incurred by the Company in connection with any road show for underwritten offerings; and (vii) reasonable fees, charges and disbursements of counsel to the Holders, including, for the avoidance of doubt, any expenses of counsel to the Holders in connection with the filing or amendment of any Registration Statement or Prospectus hereunder; provided that Registration Expenses shall only include the fees and expenses of one counsel to the Holders (and one local counsel per jurisdiction) with respect to any offering.

“Registration Statement” means any registration statement of the Company (including a Shelf-Registration Statement) that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement.

“Required Holders” means the consent or approval of Holders who then own beneficially more than 66-2/3% of the aggregate number of shares of Common Stock subject to this Agreement together with each of DCP PIV, DCP PIV II and YE; provided that at any time that any of DCP PIV, DCP PIV II or YE ceases to hold at least 30% of the Registrable Securities acquired as a result of the transactions contemplated in the Restructuring Agreement (adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations, consolidations, mergers, reclassifications and the like with respect to the Registrable Securities), the consent or approval of such Holder shall not be required.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-1 under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

(b) For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Additional COD Shares	Recitals
Advice	2.5
Agreement	Introductory Paragraph
COD	Recitals
COD Amendment	Recitals
Common Stock	Recitals
Company	Introductory Paragraph
Company Notice	2.1(c)
Company Underwritten Offering	2.3
Davis RRA	Recitals
DCP PIV	Recitals
DCP PIV II	Recitals
Demand Request	2.1(c)
First Reserve	2.1(d)
Investors	Recitals
Lock-Up Period	2.3
Material Adverse Effect	2.2(b)
Merger Agreement	Recitals
Records	2.4(l)
Red Mountain	Recitals
Restructuring Agreement	Recitals
Requesting Holder	2.1(c)
Seller Affiliates	2.7
Suspension Period	2.1(f)
Suspension Notice	2.5
Underwritten Shelf Takedown	2.1(b)
YE	Recitals

1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to $ means U.S. dollars.

(c) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d) The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(e) All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement.

(f) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

ARTICLE II
REGISTRATION RIGHTS
2.1 Shelf Registration.

(a) On or prior to the 180th day following the Closing, the Company will prepare and file one Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) registering for resale the Registrable Securities under the Securities Act. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. Until such time as all Registrable Securities cease to be Registrable Securities or the Company is no longer eligible to maintain a Shelf Registration Statement, the Company shall use its commercially reasonable efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that in the case of each such Underwritten Shelf Takedown, such Holder or Holders will be entitled to make such demand only if the proceeds from the sale of Registrable Securities in the offering (before the deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $5 million (or such lower amount as may be approved by the board of directors of the Company); provided, further that the Company shall not be obligated to effect more than three Underwritten Shelf Takedowns during any period of twelve consecutive months and shall not be obligated to effect an Underwritten Shelf Takedown within ninety days after the pricing of a previous Underwritten Shelf Takedown. The Company shall not be deemed to have effected any Underwritten Shelf Takedown if the Holders participating in such offering are not able to sell at least 50% of the Registrable Securities desired to be sold in such Underwritten Shelf Takedown.

(c) All requests (a “Demand Request”) for Underwritten Shelf Takedowns shall be made by the Holder or Holders making such request (the “Requesting Holder”) by giving written notice to the Company. Each Demand Request shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within three Business Days after receipt of any Demand Request, the Company shall send written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein from such other Holders within five Business Days after sending the Company Notice.

(d) The Company shall select one or more nationally prominent firms of investment bankers reasonably acceptable to the Participating Majority to act as the lead managing underwriter or underwriters in connection with such Underwritten Shelf Takedown. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with such underwriter or underwriters in accordance with Section 2.1(g). The Company shall not, without the written consent of the Participating Majority, include in such Underwritten Shelf Takedown any securities other than those beneficially owned by the participating Holders.

(e) If the managing underwriters for such Underwritten Shelf Takedown advise the Company and the participating Holders in writing that, in their opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among participating Holders, (i) first among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities held by such Holders requested to be included in such underwriting and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the participating Holders have been included, to any securities to be included with the written consent of the Participating Majority pursuant to the final sentence of the above clause (d) allocated on such basis as the Company shall determine. The Company shall prepare preliminary and final prospectus supplements for use in connection with the Underwritten Shelf Takedown, containing such additional information as may be reasonably requested by the underwriter(s).

 (f) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a reasonable period of time (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the board of directors, chief executive officer or chief financial officer of the Company determines in its or his or her reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that the Company shall use its commercially reasonable efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless (but only for so long as) the board of directors of the Company determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company. The Holders acknowledge and agree that written notice of any Suspension Period may constitute material non-public information regarding the Company and shall keep the existence and contents of any such written notice confidential.

(g) If requested by the underwriters for an Underwritten Shelf Takedown, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be form and substance (including with respect to representations and warranties by the Company) as is customarily given by the Company to underwriters in an underwritten public offering, and to contain indemnities to the effect and to the extent provided in Section 2.7. The Holders of Registrable Securities participating in the Underwritten Shelf Takedown shall be parties to such underwriting agreement; provided, however, that no such Holder shall be required to (i) make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (B) such Holder’s power and authority to effect such transfer and (C) such customary matters pertaining to compliance with securities laws as may be reasonably requested or (ii) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in Section 2.7. No Holder may participate in the Underwritten Shelf Takedown unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities (subject to clause (ii) in the above proviso) and other documents reasonably required under the terms of such underwriting agreement. Each participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such participating Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.

2.2 Piggyback Registrations.

(a) Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Securities, the Company shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than ten (10) Business Days prior to the anticipated filing date), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Securities in such registration statement, subject to the limitations contained in Section 2.2(b) hereof. Each Holder who desires to have its or his Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within five (5) Business Days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.2(a) by giving written notice to the Company of such withdrawal. Subject to Section 2.2(b) below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. For the avoidance of doubt, any registration or offering pursuant to this Section 2.2 shall not be considered an Underwritten Shelf Takedown for purposes of Section 2.1 of this Agreement.

(b) With respect to any registration pursuant to Section 2.2(a), if the managing underwriter advises the Company that the inclusion of Registrable Securities requested to be included in the Registration Statement will materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), the Company will be obligated to include in the Registration Statement (after all such shares for its own account), (i) first among the requesting Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities held by such Holders requested to be included in such Registration Statement and (ii) second to the extent all Registrable Securities requested to be included in such Registration Statement by the requesting Holders have been included, to any securities requested to be included in such Registration Statement by all Persons other than the Holders who have requested (pursuant to other contractual registration rights) that their shares be included in such Registration Statement, allocated on such basis as the Company shall determine, but in no event more than the maximum number of Registrable Securities that the managing underwriter advises may be sold in the offering covered by the Registration Statement without a Material Adverse Effect. If, as a result of the provisions of this Section 2.2(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Registration Statement. No Person may participate in any Registration Statement pursuant to Section 2.2(a) unless such Person (i) agrees to sell such person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, customary indemnities (subject to the immediately following proviso), underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to (A) make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Person’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (2) such Person’s power and authority to effect such transfer and (3) such matters pertaining to compliance with securities laws as may be reasonably requested or (B) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in Section 2.7.

(c) The Company and the Holders hereby agree that the rights of holders under the Davis RRA and their permitted assigns to register shares of Common Stock under the Davis RRA shall rank pari passu with the rights of the Holders to register shares of Common Stock under this Agreement.

2.3 Holdback Agreement. In connection with any Underwritten Shelf Takedown or other registered underwritten offering of equity securities by the Company (a “Company Underwritten Offering”) commencing after the date of execution of the Restructuring Agreement (other than any registration on Form S-8, S-4 or any successor forms thereto), each Holder agrees, with respect to the Registrable Securities owned by such Holder, to be bound by any and all restrictions on the sale, disposition, distribution, hedging or other transfer of any interest in Registrable Securities (except with respect to such Registrable Securities as are proposed to be offered pursuant to the Underwritten Shelf Takedown or other registered underwritten offering), or any securities convertible into or exchangeable or exercisable for such securities, as are imposed on the Company, without prior written consent from the managing underwriter of such Company Underwritten Offering, for the period commencing on and ending 90 days following the date of pricing of such Company Underwritten Offering (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) (the “Lock-Up Period”). If requested by the managing underwriter, each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect that the Company’s underwriters in any relevant Company Underwritten Offering shall be third party beneficiaries of this Section 2.3. The provisions of this Section 2.3 will no longer apply to a Holder once such Holder ceases to hold at least 1% of the Registrable Securities acquired as a result of the transactions contemplated in the Restructuring Agreement (adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations, consolidations, mergers, reclassifications and the like with respect to the Registrable Securities). Notwithstanding anything to the contrary set forth in this Section 2.3, (i) each Holder may sell or transfer any Registrable Securities to any Affiliate of such Holder, so long as such Affiliate agrees to be and remains bound hereby, (ii) each Holder may enter into a bona fide pledge of any Registrable Securities (and any foreclosure on any such pledge shall also be permitted), and (iii) any hedging transaction with respect to an index or basket of securities where the equity securities of the Company constitute a de minimis amount shall not be prohibited pursuant to this Section 2.3.

2.4 Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

(a) if the Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

(b) promptly notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c) after the Registration Statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Section 2 hereof;

(e) furnish to the selling Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f) use its commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders and any underwriter(s) and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and any underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(i) use its commercially reasonable efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an underwritten public offering, addressed to the underwriters, (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) an engineers’ reserve report letter as of such date, from the independent petroleum engineers of the Company, in form and substance as is customarily given by independent petroleum engineers to underwriters in an underwritten public offering, addressed to the underwriters;

(j) if requested by the Holders, cooperate with the Holders and the managing underwriter (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(k) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Company to underwriters in an underwritten public offering, with the underwriter(s) of such offering;

(l) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company (collectively, “Records”), and use commercially reasonable efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, Records that the Company determines, in good faith, to be confidential and that it notifies the selling Holders are confidential shall not be disclosed by the selling Holders unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by applicable law. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its affiliates (other than with respect to such Holders’ due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, to the extent permitted and to the extent practicable it shall give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(m) promptly notify the selling Holders and any underwriter(s) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts to obtain promptly the withdrawal of such order;

(n) promptly notify the selling Holders and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the selling Holders shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(o) promptly notify the selling Holders and any underwriter(s) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(p) make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement or to any of the documents incorporated by reference therein, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Holder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(q) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(r) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement; and

(s) take all such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities.

2.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.4(n) such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. The Company shall extend the period of time during which the Company is required to maintain the Shelf Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date such Holder either receives the supplemented or amended Prospectus or receives the Advice. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable. The Holders acknowledge and agree that receipt of a Suspension Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any such Suspension Notice confidential.

2.6 Registration Expenses. All Registration Expenses shall be borne by the Company. In addition, for the avoidance of doubt, the Company shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

2.7 Indemnification.

(a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.7(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Company in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 2.7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any Registration Statement in which a Holder that is a seller of Registrable Securities is participating, each such Holder will furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.7(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished by such seller or any of its Seller Affiliates in writing specifically for inclusion in the Registration Statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them, and, provided, further, that such liability will be limited to the amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus, such seller has furnished to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7(b).

(e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

2.8 Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to any purchaser or transferee of Registrable Securities; provided, however, that (i) such Holder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; (iii) such transferee is not a direct competitor of the Company; and (iv) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under applicable law.

2.9 Current Public Information. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (i) use its commercially reasonable efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

2.10 Company Obligations Regarding Transfers. In connection with any sale or transfer of Registrable Securities by any Holder, including any sale or transfer pursuant to Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company shall, to the extent allowed by law, take any and all action necessary or reasonably requested by such Holder in order to permit or facilitate such sale or transfer, including, without limitation, at the sole expense of the Company, by (i) issuing such directions to any transfer agent, registrar or depositary, as applicable, (ii) delivering such opinions to the transfer agent, registrar or depositary as are requested by the same, and (iii) taking or causing to be taken such other actions as are reasonably necessary (in each case on a timely basis) in order to cause any legends, notations or similar designations restricting transferability of the Registrable Securities held by such Holder to be removed and to rescind any transfer restrictions (other than as may apply pursuant to Section 2.3) with respect to such Registrable Securities.

2.11 No Conflict of Rights. The Company represents and warrants that, except as set forth in the Davis RRA, it has not granted, and is not subject to, any registration rights that are superior to, inconsistent with or that in any way violate or subordinate the rights granted to the Holders hereby. The Company shall not, prior to the termination of this Agreement, grant any registration rights that are superior to, inconsistent with or that in any way violate or subordinate the rights granted to the Holders hereby.

2.12 Free Writing Prospectuses. The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of each participating Holder and any underwriter. No Holder shall, or permit any officer, manager, underwriter, broker or any other person acting on behalf of such Holder to use any free-writing prospectus in connection with any registration statement covering Registrable Securities, without the prior written consent of the Company.

ARTICLE III
TERMINATION

3.1 Termination. The provisions of this Agreement shall terminate and be of no further force and effect upon the earlier of (a) the fourth anniversary of the date of the effectiveness of the Registration Statement contemplated by Section 2.1(a), provided that this four-year period shall be extended to account for any period of time in which registration hereunder is unavailable (during a Suspension Period or the period of time contemplated by Section 2.5, during a suspension of the effectiveness of the Registration Statement or a suspension of the qualification of Registrable Securities for sale, or otherwise) and (b) the date when there shall no longer be any Registrable Securities outstanding; provided, however, that notwithstanding the foregoing, the obligations of the Company under Section 2.10 shall not terminate and shall remain in effect until there shall no longer be any Registrable Securities outstanding.

ARTICLE IV
MISCELLANEOUS

4.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by facsimile transmission or electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by facsimile or electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:
If to the Company:

Yuma Energy, Inc.
Attention: Chief Executive Officer
1177 West Loop South, Suite 1825
Houston, Texas 77027
Phone: (713) 968-7068

With copies to (which shall not constitute notice):
Jones & Keller, P.C.
Attention:     Reid A. Godbolt, Esq.
Adam J. Fogoros, Esq.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Phone: (303) 573-1600
Facsimile: (303) 573-8133
Email:
rgodbolt@joneskeller.com

adamf@joneskeller.com

If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

4.2 Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law.

(b) All actions and proceedings for the enforcement of or based on, arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, (ii) irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding,

(iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which Member or Parent, as the case may be, is to receive notice in accordance with Section 4.2. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

4.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 2.3 and Section 2.7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.3 and Section 2.7, respectively.

4.4  Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and assigns. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Securities.”

4.5 Counterparts. This Agreement may be executed by the parties in separate counterparts (including by means of executed counterparts delivered via facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7 No Waivers; Amendments.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders

4.8 Entire Agreement. This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.9 Remedies; Specific Performance.

(a) Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the Holders shall be entitled to the equitable remedies of injunctive relief and of specific performance of the terms hereof in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.10 Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

YUMA ENERGY, INC.

By:
Name:	Anthony C. Schnur
Title:	Interim Chief Executive Officer

Signature Page to Registration Rights Agreement

Counterpart Signature Page

FOR ENTITY INVESTORS:

RMCP PIV DPC, LP
By: RMCP DPC LLC, its General Partner By: Red Mountain Capital Partners, its managing member
By:
Name:	Willem Mesdag
Title:	Managing Partner
Taxpayer ID #:

RMCP PIV DPC II, LP
By: RMCP DPC II LLC, its General Partner By: Red Mountain Capital Partners, its managing member
By:
Name:	Willem Mesdag
Title:	Managing Partner
Taxpayer ID #:

YE INVESTMENT LLC
By: Red Mountain Capital Partners, its Managing Member
By:
Name:	Willem Mesdag
Title:	Managing Partner
Taxpayer ID #:

RED MOUNTAIN CAPITAL PARTNERS LLC

By:
Name:	Willem Mesdag
Title:	Managing Partner
Taxpayer ID #:

Counterpart Signature Page

FOR INDIVIDUAL INVESTORS:

Signature:
Name:	Thomas E. Hardisty

Signature:
Name:	Mel Hainey

Signature:
Name:	J. Mark Bunch

Exhibit G

A&R Credit Agreement Terms

Amendment and Restatement	The Credit Agreement shall be amended and restated to provide for the possibility of a new term loan to the Company with lender consent on the terms set forth on this Exhibit G
Term Loan	Uncommitted delayed draw term loan
Principal	Up to $2,000,000
Interest Rate	10% per annum
Interest Payment Schedule	Monthly
Maturity	September 30, 2022
Secured Status	Secured under the Credit Agreement
Seniority	Senior to the 2016 Loans
Prepayment Penalty	10% of the principal amount repaid